Exhibit 99.2
PLIVA D.D.
UNAUDITED CONDENSED CONSOLIDATED INTERIM INCOME STATEMENTS
FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2006 AND 2005

In ’000 USD	Note		2006		2005
Continuing operations
Sales			516,732		504,630
Royalties			11,866		105,422
Other revenue			12,686		20,172

Total revenue	3		541,284		630,224

Cost of sales			(257,771)		(257,743)

Gross profit			283,513		372,481

General and administrative expenses			(66,970)		(60,430)
Research and development expenses			(38,952)		(31,872)
Selling and distribution expenses			(117,928)		(106,663)
Restructuring costs	4		(4,530)		(8,692)

Results from operating activities			55,133		164,824

Finance income	5		9,551		5,659
Finance expenses	5		(11,503)		(17,447)

Net financial expenses			(1,952)		(11,788)

Share of (loss)/profit of equity accounted investees			(14)		206

Profit before income tax			53,167		153,242

Income tax expense			(9,306)		(13,893)

Profit from continuing operations			43,861		139,349

Discontinued operations
Profit (loss) from discontinued operations (net of tax)	6		19,054		(222,661)

Profit (loss) for the period			62,915		(83,312)

Attributable to:
PLIVA d.d. shareholders			62,899		(83,129)
Minority interest			16		(183)

Earnings (loss) per:		Share	GDR	Share	GDR
- basic (USD)		3.60	0.72	(4.77)	(0.95)
- diluted (USD)		3.56	0.71	(4.72)	(0.94)

Earnings from continuing operations per:		Share	GDR	Share	GDR
- basic (USD)		2.51	0.50	8.01	1.60
- diluted (USD)		2.48	0.50	7.95	1.59

See accompanying “Notes to the Unaudited Condensed Consolidated Interim Financial Statements”

PLIVA D.D.
UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS
AS OF 30 JUNE 2006 AND 31 DECEMBER 2005

In ’000 USD	Note	30 June 2006	31 December 2005
			Restated - Note 2
			(Audited)
ASSETS
Property, plant and equipment		531,311	510,559
Intangible assets	8	231,372	211,825
Investment in equity accounted investees		10,270	9,824
Other investments		951	903
Receivables		4,457	4,369
Deferred tax assets		30,868	35,478

Total non-current assets		809,229	772,958

Inventories		227,637	211,994
Other investments		1,973	3,392
Income tax receivable		1,131	2,843
Trade and other receivables		389,043	361,372
Cash and cash equivalents		211,314	296,897
Assets classified as held for sale		—	18,356

Total current assets		831,098	894,854

TOTAL ASSETS		1,640,327	1,667,812

See accompanying “Notes to the Unaudited Condensed Consolidated Interim Financial Statements”

PLIVA D.D.
UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS
AS OF 30 JUNE 2006 AND 31 DECEMBER 2005

In USD’000	Note	30 June 2006	31 December 2005
			Restated – Note 2
			(Audited)
EQUITY
Share capital		359,862	359,862
Share premium		25,066	10,151
Legal and other reserves		75,425	28,616
Retained earnings		693,426	630,557

Equity attributable to PLIVA d.d. shareholders		1,153,779	1,029,186
Equity attributable to minority interest		5,178	5,129

TOTAL EQUITY		1,158,957	1,034,315

LIABILITIES
Interest bearing loans and borrowings		172,749	223,536
Employee benefits		18,009	15,552
Provisions		5,450	5,891
Other non-current liabilities		4,191	5,017
Deferred tax liabilities		1,996	193

Total non-current liabilities		202,395	250,189

Interest bearing loans and borrowings		40,958	103,784
Income tax payable		6,055	4,492
Trade and other payables		215,730	241,480
Employee benefits		2,277	3,261
Provisions		13,955	27,693
Liabilities classified as held for sale		—	2,598

Total current liabilities		278,975	383,308

TOTAL LIABILITIES		481,370	633,497

TOTAL EQUITY AND LIABILITIES		1,640,327	1,667,812

See accompanying “Notes to the Unaudited Condensed Consolidated Interim Financial Statements”

PLIVA D.D.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTH PERIOD ENDED 30 JUNE 2006

										Equity
						Equity	Fair value		Total	attributable
				Legal and		share	reserve: AFS		attributable	to
	Share	Share	Treasury	other	Translation	options	financial	Retained	to PLIVA d.d.	minority	Total
In ’000 USD	capital	premium	shares	reserves	reserve	issued	assets	earnings	shareholders	interest	equity
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
At 1 January 2006	359,862	10,151	(15,626)	24,551	16,087	3,443	132	647,364	1,045,964	5,129	1,051,093
Correction of prior period error (note 2.2)	—	—	—	—	29	—	—	(16,807)	(16,778)	—	(16,778)

At 1 January 2006 (restated - Note 2)	359,862	10,151	(15,626)	24,551	16,116	3,443	132	630,557	1,029,186	5,129	1,034,315
Transfer to reserves	—	—	—	30	—	—	—	(30)	—	—	—
Disposal of subsidiary	—	—	—	(765)	—	—	—	—	(765)	—	(765)
Fair value reserve: AFS financial assets	—	—	—	—	—	—	21	—	21	—	21
Profit for the period	—	—	—	—	—	—	—	62,899	62,899	16	62,915
Exchange differences	—	—	—	—	44,805	—	—	—	44,805	33	44,838

Total recognised income for the period	—	—	—	(735)	44,805	—	21	62,869	106,960	49	107,009

Sale of treasury shares	—	2,651	978	—	—	—	—	—	3,629	—	3,629
Debt to equity swap (Note 9)	—	11,215	2,380	—	135	—	—	—	13,730	—	13,730
Equity share options issued	—	—	—	—	—	274	—	—	274	—	274
Equity share option used	—	1,049	—	—	—	(1,049)	—	—	—	—	—

	—	14,915	3,358	—	135	(775)	—	—	17,633	—	17,633

At 30 June 2006	359,862	25,066	(12,268)	23,816	61,056	2,668	153	693,426	1,153,779	5,178	1,158,957

See accompanying “Notes to the Unaudited Condensed Consolidated Interim Financial Statements”

PLIVA D.D.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTH PERIOD ENDED 30 JUNE 2005

						Equity	Fair value		Total	Equity
				Legal and		share	reserve: AFS		attributable	attributable to
	Share	Share	Treasury	other	Translation	options	financial	Retained	to PLIVA d.d.	minority	Total
	capital	premium	shares	reserves	reserve	issued	assets	earnings	shareholders	interest	equity
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
At 1 January 2005	359,862	9,406	(15,988)	18,578	98,667	2,201	90	764,658	1,237,474	5,676	1,243,150

Transfer to reserves	—	—	—	5,582	379	—	—	(5,961)	—	—	—
Fair value reserve: AFS financial assets	—	—	—	—	—	—	30	—	30	—	30
Loss for the period	—	—	—	—	—	—	—	(83,129)	(83,129)	(183)	(83,312)
Exchange differences	—	—	—	—	(68,220)	—	—	—	(68,220)	(597)	(68,817)

Total recognised income for the period	—	—	—	5,582	(67,841)	—	30	(89,090)	(151,319)	(780)	(152,099)

Sale of treasury shares	—	43	22	—	—	—	—	—	65	—	65
Equity share options issued	—	—	—	—	1	681	—	—	682	—	682
Dividend declared (Note 14)	—	—	—	—	—	—	—	(36,661)	(36,661)	—	(36,661)

	—	43	22	—	1	681	—	(36,661)	(35,914)	—	(35,914)

At 30 June 2005	359,862	9,449	(15,966)	24,160	30,827	2,882	120	638,907	1,050,241	4,896	1,055,137

See accompanying “Notes to the Unaudited Condensed Consolidated Interim Financial Statements”

PLIVA D.D.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED 30 JUNE 2006 AND 2005

In ’000 USD	Note	2006	2005
Cash flows from operating activities:
Profit/(loss) for the period		62,915	(83,312)
Adjustments for:
Income tax expense		9,306	13,893
Share of loss/(profit) of equity accounted investees		14	(206)
Interest expense (net)	5	1,862	4,652
Other finance (income)/expense (net)	5	(232)	6,193
Depreciation		31,662	35,038
Amortisation		11,625	24,500
Impairment		5,807	8,958
Gain on sale of property, plant and equipment and intangible assets		(273)	(191)
Gain on sale of subsidiary	7	(19,401)	(4,277)
Loss on sale of intangible assets		—	99,979
Inventories provision		3,627	11,993
Impairment of trade receivables		1,180	(4,395)
Share based payments		3,512	822
Fair value of conversion feature		3,730	—
Release of over accrued expenses		(4,695)	—
Other non-cash income and expenses		(644)	1,831

Operating profit before working capital changes		109,995	115,478
Change in inventories		(15,285)	24,157
Change in trade and other receivables		(33,447)	28,509
Change in trade and other payables		(27,371)	(16,970)
Change in employee benefits and provisions		(6,106)	18,554

Cash generated by operations		27,786	169,728
Income taxes paid		380	5,668
Interest and other financial charges paid		(7,877)	(15,957)
Effect of foreign exchange rates on operating cash flow		8,525	(38,863)

Net cash from operating activities		28,814	120,576
Net cash used in operating activities – discontinued operations		(8,866)	(70,183)
Net cash from operating activities – continuing operations		37,680	190,759

Cash flow from investing activities:
Interest and other income received		5,339	3,467
Proceeds from sale of property, plant and equipment and intangible assets		9,875	3,428
Proceeds from sale of subsidiary	7	34,968	7,917
Net purchase of marketable securities and investments		1,717	(1,262)
Purchase of property, plant and equipment		(29,629)	(13,511)
Purchase of intangible assets		(6,805)	(15,551)
Acquisition of subsidiary, net of cash acquired	7	(25,545)	—
Change in loans given		(493)	3,766

Net cash used in investing activities		(10,573)	(11,746)
Net cash from investing activities – discontinued operations		41,718	—
Net cash used in investing activities – continuing operations		(52,291)	(11,746)

See accompanying “Notes to the Unaudited Condensed Consolidated Interim Financial Statements”

PLIVA D.D.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED 30 JUNE 2006 AND 2005

In USD’000	2006	2005
Cash flow from financing activities:
Proceeds from sale of treasury shares	3,629	65
Proceeds from interest bearing loans and borrowings	12,453	176,926
Repayment of interest bearing loans and borrowings	(127,684)	(127,068)

Net cash (used in)/from financing activities	(111,602)	49,923
Net cash from financing activities – discontinued operations	—	—
Net cash(used in)/ from financing activities – continuing operations	(111,602)	49,923

Net (decrease)/increase in cash and cash equivalents	(93,361)	158,753
Effects of foreign exchange rate changes on cash and cash equivalents	7,778	(12,657)
Cash and cash equivalents at 1 January	296,897	167,853

Cash and cash equivalents at 30 June	211,314	313,949

See accompanying “Notes to the Unaudited Condensed Consolidated Interim Financial Statements”

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
1	Statement of Compliance

The interim financial statements present the unaudited financial results and selected notes of PLIVA d.d (“the Company”), a company incorporated and domiciled in Croatia and its subsidiaries (together referred to as “the Group”) and the Group’s interest in associates at 30 June 2006 and the results of its operations from 1 January 2006 to 30 June 2006.

These condensed consolidated interim financial statements do not constitute statutory financial statements. These condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standards (“IAS”) 34 Interim Financial Reporting. They do not include all of the information required for full annual financial statements, and should be read in conjunction with the consolidated financial statements of the Company as at and for the year ended 31 December 2005.

These condensed consolidated interim financial statements were approved by the Company on 9 January 2007.

Basis of preparation

Except as noted below, the condensed consolidated interim financial statements have been prepared on a basis consistent with the accounting policies set out in the audited financial statements of the Company for the period ended 31 December 2005 and in accordance with International Financial Reporting Standards (“IFRS”).

2	Significant accounting policies

Effective from 1 January 2006 the Company applied the Amendment to IAS 21 The Effects of Changes in Foreign Exchange Rates – Net Investment in a Foreign Operation (the Amendment requires retrospective application), the Amendment to IAS 39 Financial Instruments: Recognition and Measurement – The Fair Value Option and the Amendment to IAS 19 Employee Benefits. The application of these amendments had no effect on the comparative figures.

2.1	Estimates

The preparation of interim financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

Except as described below, in preparing these condensed consolidated interim financial statements, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those applied to the consolidated financial statements as at and for the year ended 31 December 2005.

During the six months ended 30 June 2006 management reassessed its estimates in respect of:
•	The recoverable amount of certain intangible assets (refer to Note 8).
2.2	Comparative information

Correction of prior period error

During 2006, management identified that one of the Company’s subsidiaries had incorrectly recognised revenue for certain customer arrangements and omitted certain expenses from its financial results reported to the Company. Collectively, the incorrect revenue recognition and expense omission issues resulted in excessive revenue being reported by the Company and an understatement and overstatement of the amounts due to the subsidiary’s suppliers and due from customers, respectively.

Consequently, management concluded that the previously reported financial results should be restated to reflect the correction of these errors. In line with the requirements of IAS 8, Accounting Policies, Changes in Accounting Estimates and Errors, these errors are corrected in the comparative information presented in these financial statements.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.2	Comparative information (continued)

Correction of prior period error (continued)

Since the errors relate solely to the six months ended 31 December 2005, no corrections have been made to the comparative information related to the profit and loss account for the six months ended 30 June 2005. The comparative balance sheet as at 31 December 2005 has been restated.

The impact on the consolidated financial statements for the year ended 31 December 2005 is given in Note 12.

3	Segment information

Business segments are:
•	Generics,

•	Pharma Chemicals, which includes sales of Azithromycin and other active pharmaceutical ingredients, and

•	Non-core, which includes DDDI (diagnostics, disinfectants, dialysis, and infusions) and Animal Health and Agrochemicals.
Discontinued operations are discussed further in Note 6.

Comparative segment information has been restated in order to be presented consistently with the six month period ended 30 June 2006. The restatement is due to proprietary products that were not divested by the end of 2005 that are now included within Generics. The discontinued Proprietary segment is now presented so that it includes only proprietary products that were actually divested as well as the operations of proprietary research that were divested, while royalty income from Pfizer for the sale of Zithromax (Azithromycin) on the international market is no longer allocated to a specific business segment (in 2005 such royalties were included in the Proprietary segment).

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
3	Segment Information (continued)
For the six month period ended 30 June 2006

		Pharma	Proprietary
	Generics	Chemicals	(discontinued)	Non-core	Non-allocated	Group
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Gross segment sales	443,040	55,256	—	26,346	1,515	526,157
Intersegment sales	—	(9,425)	—	—	—	(9,425)
Other revenue	11,469	46	3,065	432	739	15,751
Royalties	—	—	—	—	11,866	11,866
Total revenue	454,509	45,877	3,065	26,778	14,120	544,349
Gross profit	239,610	22,112	3,065	9,089	12,702	286,578
Net result from operating activities	37,530	18,527	(347)	(489)	(435)	54,786

Result from operating activities (discontinued operations)						(347)
Result from operating activities (continuing operations)						55,133

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
3	Segment information (continued)
For the six month period ended 30 June 2005 (restated — Note 2)

		Pharma	Proprietary
	Generics	Chemicals	(discontinued)	Non-core	Non-allocated	Group
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Gross segment sales	391,498	86,952	21,392	29,983	1,966	531,791
Intersegment sales	—	(5,769)	—	—	—	(5,769)
Other revenue	14,161	129	13	632	5,250	20,185
Royalties	—	—	—	—	105,422	105,422
Total revenue	405,659	81,312	21,405	30,615	112,638	651,629
Gross profit	205,997	44,215	(1,892)	11,561	110,708	370,589
Net result from operating activities	31,137	38,319	(122,682)	2,284	93,084	42,142

Result from operating activities (discontinued operations)						(122,682)
Result from operating activities (continuing operations)						164,824

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
4	Restructuring costs

		2005
	2006	Restated - Note 2
	USD’000	USD’000
Severance payments	29	6,870
Asset impairment	31	1,822
Other	4,470	—

Total	4,530	8,692

In 2006, restructuring expenses relate primarily to additional expenses related to the divestment of the manufacturing plant in Germany.

5	Finance income and finance expenses

	2006	2005
	USD’000	USD’000
Finance income
Interest income	5,335	3,491
Gain on interest rate derivatives	965	99
Dividend income	27	24
Net foreign exchange gains	2,769	796
Other financial income	455	1,249

Total	9,551	5,659

Finance expenses
Interest expense	(7,197)	(8,143)
Amortisation of fees and discounts on interest bearing loans	(353)	(1,100)
Loss on interest rate derivatives	—	(762)
Fair value of conversion feature (Note 9)	(3,730)	—
Other financial expenses	(223)	(7,442)

Total	(11,503)	(17,447)

Net financial expenses	(1,952)	(11,788)

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
6	Profit/(loss) from discontinued operations

Discontinued operations include:
•	Proprietary research (predominantly based in Croatia), refer also to Note 3,

•	Proprietary marketing and sales operations related to VoSpire and SANCTURA (based in the USA),

•	Gains and losses from sale of parts of proprietary operations.
Results of discontinued operations for the six month period ended 30 June:

		2005
	2006	Restated - Note 2
	USD’000	USD’000
Sales	—	21,392
Other revenue	3,065	13
Cost of sales	—	(23,297)

Gross profit	3,065	(1,892)
General and administrative expenses	(1,409)	(5,905)
Research and development expenses	(4,986)	(13,746)
Selling and distribution expenses	—	(62,546)
Restructuring costs	2,983	(38,593)

Results from operating activities	(347)	(122,682)
Income tax expense	—	—

Loss after tax but before gain/(loss) on sale of discontinued operations	(347)	(122,682)

Gain/(loss) on sale of discontinued operations (*)	19,401	(99,979)
Tax on gain/(loss) on sale of discontinued operations	—	—

Profit/(loss) for the period	19,054	(222,661)

(*)	Gain on sale of discontinued operations in 2006 relates to gain on sale of subsidiaries (refer to Note 7) and the loss in 2005 on the sale of SANCTURA.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
7	Acquisition and disposal of subsidiary

Acquisition of subsidiary

On 14 February 2006, the Group acquired 100% of the interests in USO Rational SA, a company incorporated in Spain, for USD 26,340 thousand (EUR 21,900 thousand) in cash consideration (which includes EUR 21,400 thousand paid for the assignment of loans). The company distributes generics products. In the period from 14 February 2006 to 30 June 2006 the company contributed a loss of USD 1,937 thousand to the condensed consolidated profit for the interim period.

If the acquisition had occurred on 1 January 2006, the estimated Group revenue from continuing operations would have been USD 542,417 thousand and profit before tax of USD 51,721 thousand for the six month period ended 30 June 2006. These amounts have been calculated using the Group’s accounting policies and by adjusting the results of the subsidiary to reflect the additional amortisation that would have been charged assuming the fair value adjustments to intangible assets had applied from 1 January 2006.

Effect of acquisition

The acquisition had the following effect on the Group’s assets and liabilities:

			Pre-
	Recognised		acquisition
	value on	Fair value	carrying
	acquisition	adjustments	amounts
	USD’000	USD’000	USD’000
Property, plant and equipment	38	—	38
Intangible assets	15,287	7,099	8,188
Inventories	3,986	—	3,986
Trade and other receivables	2,710	—	2,710
Cash and cash equivalents	795	—	795
Trade and other payables	(1,570)	—	(1,570)

Net identifiable assets and liabilities	21,246	7,099	14,147

Goodwill on acquisition	5,094

Consideration paid, satisfied in cash	26,340
Cash acquired	(795)

Net cash outflow	25,545

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
7	Acquisition and disposal of subsidiary (continued)

Disposal of subsidiary

In May 2006, the Group disposed of all the shares in PLIVA – Research Institute Ltd. for total consideration of USD 35 million. In the period from 1 January 2006 to 30 April 2006 the subsidiary contributed a loss of USD 5,897 thousand to the consolidated profit for the interim period (loss of USD 11,120 thousand in the period from 1 January 2005 to 30 June 2005).

In June 2005, the Company sold its subsidiary Velaris d.o.o. for a consideration of USD 7,917 thousand, which was received in cash during 2005.

	2006	2005
	USD’000	USD’000
Disposal group held for sale
Property, plant and equipment	(10,115)	(3,205)
Intangible assets	(201)	—
Goodwill on acquisition	(1,841)	—
Inventories	(355)	—
Trade and other receivables	(3,553)	(134)
Cash and cash equivalents	(2,043)	(301)
Trade and other payables	2,541	—

Total disposal group held for sale	(15,567)	(3,640)

Consideration received, satisfied in cash	34,158	7,917
Consideration receivable (*)	810	—

Total consideration	34,968	7,917

(*)	Amount receivable based on the provisions of share purchase agreement (calculated based on changes in working capital and closing cash).
8	Intangible assets

Impairment loss

As stated in Note 2.2, the financial results reported by one subsidiary for the year ended 31 December 2005 were restated. Consequently, the Company reassessed its estimates related to this subsidiary and, accordingly, an impairment loss of USD 6,710 thousand was recorded. Of that amount, USD 2,266 thousand was recorded as a correction to the prior period (refer to Note 12) and the remaining amount was recorded in June 2006. The estimate of the recoverable amount was based on value in use, calculated using pre-tax discount rates ranging from 10.4% to 12.4%.

9	Interest bearing loans and borrowings

Convertible loan

In May 2006 the lender exercised the right to convert a loan in the amount of USD 10,000 thousand into shares of PLIVA d.d. at a conversion rate of USD 73.75 per share. The lender was entitled to receive 677,966 GDRs (five GDRs for one share) that were transferred to the lender from the treasury shares of PLIVA d.d.

The conversion feature in a convertible freestanding instrument issued in a functional currency other than the functional currency of the issuing entity is a derivative liability. As such, the conversion feature was accounted for under IAS 39 at fair value through profit or loss resulting in USD 3,730 thousand of expense recognised based on the fair value of the derivative liability.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
10	Share based payments

Terms and conditions of the share option programme are disclosed in the consolidated financial statements as at and for the year ended 31 December 2005. In April 2006 a further grant on similar terms was made to management personnel including non-board executives (“Directors”) and Management Board members.

	Share options	Share options
	Management Board	Directors	Share appreciation rights	Share appreciation rights
	granted after 7 November 2002	granted after 7 November 2002	Management Board	Directors
Number of options
At 1 January 2006	73,135	90,534	—	29,702
Transfer	—	(5,500)	—	5,500
Granted during the period	—	14,369	—	47,828
Exercised during the period	—	(38,772)	—	(1,126)
Forfeited during the period	—	—	—	(5,645)

At 30 June 2006	73,135	60,631	—	76,259

Number of options (in GDRs)
At 1 January 2006			108,150	300,000
Granted during the period			—	691,505

At 30 June 2006			108,150	991,505

	Share options	Share options
	Management Board	Directors
	granted before 7 November 2002	granted before 7 November 2002
Number of options
At 1 January 2006	12,000	25,947
Exercised during the period	—	(18,283)

At 30 June 2006	12,000	7,664

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
10	Share based payments (continued)

The terms and conditions of the grants made during the six month periods ended 30 June 2006 are as follows:

	Share options	Share options
	Share appreciation rights	Share appreciation rights
Arrangement	Directors	Management Board
Vesting conditions	Employment at date of vesting	Employment at date of vesting
	There are no market conditions	There are no market
	associated with the share options	conditions associated with
	granted	the share options granted
Vesting period	The first upcoming 1st of January	The first upcoming 1st of
	following two full years after	January following two full
	the Date of Grant or such other	years after the Date of
	date specified by the Management	Grant or such other date
	Board at the Date of	specified by the Management
	Grant	Board at the Date of Grant
Exercise period	Four years	Seven years
Valuation model
Volatility (%) – based on historic volatility		34.5% – 36.1%
Risk free interest rate (%) – government bonds with similar maturity		4.5% – 6.2%
Dividend yield		Up to 4.10%
Departures – based on historic data on options forfeited		4%
Valuation model		Trinomial

11	Related parties

Associate The following transactions were carried out with Medika d.d.:

	Transaction value
	six month period ended		Balance outstanding
	30 June 2006	30 June 2005	30 June 2006	31 December 2005
	USD’000	USD’000	USD’000	USD’000
Sales of goods and services	27,017	26,900	—	—
Purchases of goods and services	24	6	—	—
Period-end receivables	—	—	29,018	23,245
Period-end liabilities	—	—	—	—
Management Board

Short-term employee benefits

During the period, remuneration in the amount of USD 1,346 thousand (2005: USD 690 thousand) was paid to the Management Board.

Equity compensation benefits

During the period, the Management Board members exercised zero share options (2005: zero). Details on share based payments are given in Note 10.

Supervisory Board

During the period, remuneration in the amount of USD 258 thousand (2005: USD 266 thousand) was paid to the Supervisory Board.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
12	Retrospective correction of error

The correction of the error explained in Note 2.2 had the following impact on the consolidated financial statements for the year ended 31 December 2005:

2005
USD’000
(Decrease) in sales	(3,158)
(Decrease) in other revenue	(222)
(Increase) in cost of sales	(5,513)
(Increase) in general and administrative expenses	(335)
(Increase) in sales and distribution expenses	(7,579)

(Decrease) in profit	(16,807)

(Decrease) in intangible assets	(2,266)
(Decrease) in inventories	(2,230)
(Decrease) in trade and other receivables	(3,334)
(Increase) in trade and other payables	(7,240)
(Increase) in provisions	(1,708)

(Decrease) in equity	(16,778)

	Share	GDR
Total	USD	USD
(Decrease) in basic earnings per	(0.96)	(0.19)
(Decrease) in diluted earnings per	(0.96)	(0.19)

	Share	GDR
Continuing operations	USD	USD

(Decrease) in basic earnings per	(0.96)	(0.19)
(Decrease) in diluted earnings per	(0.96)	(0.19)
The restatement did not effect the 6 months ended 30 June 2005 as explained in Note 2.2.

13	Contingent liabilities

A United States subsidiary of PLIVA d.d., PLIVA Inc., along with a number of other companies, is a named defendant in a number of lawsuits pending in the United States in which the plaintiffs claim to have sustained personal injuries as a result of using products containing phenylpropanolamine (“PPA”). PLIVA Inc., which was acquired by a subsidiary of PLIVA d.d. in 2002, terminated its manufacture of PPA products in the first quarter of 2001. PLIVA Inc. was a contract manufacturer of products containing PPA and two of such customers sought indemnification from PLIVA Inc. with respect to PPA-related personal injury claims that had been asserted against them. PLIVA Inc. has effectively resolved all PPA-related claims and lawsuits involving OTC appetite suppressants containing PPA. In addition, substantially all claims and lawsuits involving prescription nasal decongestant products containing PPA have been dismissed or settled. PLIVA Inc.’s insurer has been funding the defense costs incurred by PLIVA Inc. and the settlement costs associated with the PPA-related matters that have settled. PLIVA Inc. also has certain contractual indemnification rights against the former owner of PLIVA Inc. PLIVA Inc. intends to continue to defend any remaining actions vigorously. PLIVA d.d. was also named as a defendant in several of these actions and maintains that it has meritorious defenses to any claims that have been asserted.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
14	Subsequent events

Future milestones/royalties

As explained in Note 4 to the 2005 financial statements, the Company is entitled to a significant amount of proceeds related to the divestment of SANCTURA and VoSpire which is conditional on certain future events and achievement of sales milestones. To the extent not due and payable to PLIVA, these conditional proceeds have not been taken into account in calculating loss on sale of the discontinued business as management believes there is not sufficient certainty in realizing relevant conditions. As of 30 June 2006 PLIVA successfully collected USD 1,000 thousand of these conditional proceeds.

Dividend

On 29 August 2006 the Company’s shareholders approved a dividend in respect of 2005 of HRK 12.00 (USD 2.11) per share totaling USD 37,173 thousand, after adjusting to exclude treasury shares (2005: HRK 12.00 (USD 2.10) per share totaling USD 36,661 thousand in respect of 2004). The dividend was paid on 31 August 2006.

Change of Control

On 24 October 2006, Barr Pharmaceutical’s European subsidiary finalized the legal and regulatory requirements to acquire PLIVA.

Under the terms of Barr’s USD 2.5 billion cash tender offer, Barr made a payment of HRK 820 per share for all shares tendered during the offer period. The transaction closed with 17,056,977 shares being tendered as part of the process, representing 92% of PLIVA’s total share capital being tendered to Barr. With the addition of the Treasury Shares held by PLIVA, Barr at that date owned or controlled in excess of 95% of PLIVA’s voting share capital.

Barr has indicated its intention to utilize the provisions provided for under Croatian law to acquire the remaining outstanding shares from minority shareholder interests and will undertake the necessary steps to initiate the purchase of these shares at HRK 820 per share, the same price offered to shareholders during the formal tender period. The duration of this process and the subsequent pay out to remaining shareholders is expected to be completed during the first quarter of 2007.

Stock Options

In accordance with PLIVA’s internal by-laws, the vesting date of stock options granted to its current and previous employees was accelerated at the change in control date. The option holders were entitled to exercise any subsisting options held from the date of the change of control to the expiry of a period ending three months from the change of control date. At the end of this period any unexercised portions of such options shall lapse. As a result of this accelerated vesting date, an additional USD 24.4 million was expensed on 24 October 2006, the date of the change in control.

Management Board and Supervisory Board changes

On 31 October 2006 PLIVA announced changes to the Management Board of PLIVA d.d ., which resulted from the meeting of PLIVA’s Supervisory Board that was held on 30 October 2006 in Zagreb, Croatia.

PLIVA’s Management Board now consists of Zeljko Covic as President and Chief Operating Officer, Ivan Mijatovic, Chief Financial Officer, Zdravka Knezevic, PLIVA’s Executive Director of Global Research and Development, Paul M. Bisaro, President and Chief Operating Officer of Barr Pharmaceuticals, Inc. and Tim Sawyer, Vice President, Sales for Generic Products in Barr Laboratories, Inc.

At an extraordinary General Assembly held on 19 December 2006, a new Supervisory Board was elected and PLIVA’s Articles of Association were amended to reflect Barr’s legal and regulatory reporting requirements in the United States.

Resignations of Supervisory Board members: Massimo Armanini, Franjo Lukovic, Branko Jeren, Zdenko Adrovic, Slobodan Vukicevic, Ivan Vidakovic, Ettore del’Isolla, Ronald Freeman and Michael Unsworth were accepted, and the following new members were elected: Jack Kay, President & Chief Operating Officer of Apotex Inc.; George Peter Stephan, member of the Board of Directors of Barr Pharmaceuticals Inc.; Frederick Jay Killion, Senior Vice President and General Counsel of Barr Pharmaceuticals, Inc.; George Frederick Wilkinson, President & Chief Operating Officer of Duramed Pharmaceuticals Inc; Martin Zeiger, partner of the investment bank Life Sciences Funds of Sanders Morris Harris and consultant in the pharmaceutical industry area.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
15	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”)

The Company’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). The principal differences between IFRS and US GAAP are presented below together with explanations of certain adjustments that affect consolidated net income and total shareholders’ equity under US GAAP as of and for the six month periods ended 30 June (in thousands of US dollars):

	2006	2005 Restated
	(unaudited)	(unaudited)
Net income (loss) reported under IFRS	62,915	(83,312)

US GAAP adjustments:
- Revenue recognition (a)	(74)	(6,096)
- In-process research and development costs (b)	(4,121)	5,300
- Goodwill (c)	1,833	(17,134)
- Deferred income on disposal of VoSpire (d)	3,091	-
- Licenses and similar rights (e)	97	31,114
- Restructuring (f)	(5,972)	(216)
- Pension expense and other post-employment benefits (g)	(101)	-
- Share-based compensation (h)	(913)	113
- Early retirement program (i)	(158)	(108)
- Derivatives (j)	(3,652)	2,817
- Minority interest (k)	(16)	183
- Other (l)	(169)	11
- Deferred taxes (m)	6,743	(996)

Total US GAAP adjustments	(3,412)	14,988

Net Income (loss) under US GAAP	59,503	(68,324)

Earnings per share from continuing operations:
- Basic under US GAAP	3.41	7.57
- Diluted under US GAAP	3.40	7.52
Earnings per GDR from continuing operations:
- Basic under US GAAP	0.68	1.51
- Diluted under US GAAP	0.68	1.51

Earnings (loss) per share from discontinuing operations (1):
- Basic under US GAAP		(11.49)
- Diluted under US GAAP		(11.40)
Earnings (loss) per GDR from discontinuing operations (1):
- Basic under US GAAP		(2.29)
- Diluted under US GAAP		(2.29)

Earnings per share
- Basic under US GAAP	3.41	(3.92)
- Diluted under US GAAP	3.40	(3.88)
Earnings per GDR
- Basic under US GAAP	0.68	(0.78)
- Diluted under US GAAP	0.68	(0.78)

(1)	There were no discontinued operations under US GAAP for the 6 month period ended 30 June 2006.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(continued)
15	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)

The effect of the application of US GAAP on equity, as reported under IFRS, is set out in the table below (in thousands of US Dollars):

	30 June 2006	31 December 2005
	(unaudited)	Restated
Equity reported under IFRS	1,158,957	1,034,315

US GAAP adjustments:
- Revenue recognition (a)	(8,022)	(7,667)
- In-process research and development costs (b)	(7,310)	(3,000)
- Goodwill (c)	24,656	21,109
- Deferred income on disposal of VoSpire (d)	(27,576)	(30,667)
- License and similar rights (e)	(19,048)	(17,971)
- Restructuring (f)	3,443	8,791
- Pension expense and other post-employment benefits (g)	(944)	(946)
- Share-based compensation (h)	-	527
- Early retirement program (i)	436	561
- Derivatives (j)	(2)	3,502
- Minority interest (k)	(5,178)	(5,129)
- Other (l)	(135)	32
- Deferred taxes (m)	3,165	(3,415)

Equity under US GAAP	1,122,442	1,000,042

Changes in equity under US GAAP for the six month period ended 30 June 2006 and 2005, respectively are set out in the tables below (in thousands of US Dollars):

Equity under US GAAP at 31 December 2005	1,000,042

Net income under US GAAP	59,503
Other comprehensive income (loss):
- Additional minimum pension liability, net of tax	74
- Foreign currency translation	45,548
- Disposal of subsidiary	(765)
- Fair value reserve of AFS financial assets	21
Stock compensation	1,187
Adoption of FAS 123(R) (h)	(527)
Sale of treasury stock	3,629
Debt conversion	13,730

Equity under US GAAP at 30 June 2006 (unaudited)	1,122,442

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL
STATEMENTS
(continued)
15	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)

Equity under US GAAP at 31 December 2004	1,192,650

Net loss under US GAAP	(68,324)
Other comprehensive income (loss):
- Additional minimum pension liability, net of tax	—
- Foreign currency translation	(68,102)
- Fair value reserve of AFS financial assets	30
Stock compensation	682
Sale of treasury stock	65
Dividends	(36,661)

Equity under US GAAP at 30 June 2005 (unaudited)	1,020,340

Explanatory notes
The following statements summarise adjustments that reconcile net income and equity from that reported under IFRS to that which would have been reported had US GAAP been applied.
(a) Revenue recognition
In 2004, the United States Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) 104 which amended SAB 101. Under this guidance, revenue earned from non-refundable upfront charges and milestone payments related to license and supply arrangements is recognised over the estimated remaining life of the contract. Under IFRS, this revenue is recognized immediately upon receipt when no uncertainty as to collectibility exists.
(b) In-process research and development (“IPR&D”)
Under IFRS, the Group recognises IPR&D acquired as a part of a business combination as a separate identifiable intangible asset apart from goodwill. The Group capitalizes the related amount and amortises it over its estimated useful life beginning when the asset is available for use (upon completion of the IPR&D). Further, until the asset is available for use, the Group tests it for impairment on an annual basis by comparing its carrying amount to its estimated recoverable amount.
Under US GAAP, IPR&D is considered to be a separate asset that needs to be written-off immediately following an acquisition when the feasibility of the acquired research and development has not been fully tested and the technology has no alternative future use.
On 14 February 2006 as part of its acquisition of USO Rational SA (Note 7), the Group capitalized USD 4,347 thousand under IFRS as an intangible asset related to products that had not yet received marketing authorization in the relevant territory. The impairment was reversed under US GAAP since the IPR&D had already been written-off at the date of acquisition.
In the six months ended 30 June 2005, the Group recorded an IPR&D impairment of USD 5,300 thousand under IFRS. This impairment related to the write-off of Urecholine Buccal. Under US GAAP, since this amount was written off as IPR&D at the date of acquisition in 2002, it was reversed.
In the six months ended 30 June 2006, the Group recorded amortisation of USD 226 thousand under IFRS. This has been reversed under US GAAP. There was no amortisation of IPR&D under IFRS for the six month period ended 30 June 2005.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL
STATEMENTS
(continued)
15	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)
(c) Goodwill
Under IFRS, the Group adopted the provisions of IFRS 3 on 1 January 2005. At that date, goodwill was assigned to cash generating units based on a combination of the source of the previously recognised goodwill and the relative fair values of the cash generating units (or group of cash generating units) at that date. Subsequent to 1 January 2005, goodwill is no longer subject to amortisation, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference. Under the transitional provisions of IFRS 3, this change in accounting policy was effective immediately for acquisitions made after 31 March 2004.
Under US GAAP, the Group records goodwill in accordance with Financial Accounting Standard (“FAS”) 142 Goodwill and Other Intangible Assets. The Group adopted the provisions of FAS 142 on 1 January 2002 and as a result, goodwill relating to purchase acquisitions and acquisitions of associated companies is no longer subject to amortisation subsequent to the date of adoption. At the date of adoption of FAS 142, the Group assigned goodwill to its US GAAP determined reporting units existing at 1 January 2002 taking into consideration a combination of the source of the previously recognised goodwill and the relative fair values of the relevant reporting units. At the date of adoption, the Group also performed its transitional goodwill impairment test. On an annual basis, thereafter the Group tests goodwill for impairment. At transition and for the years 2002 through 2005, there was no goodwill impairment under US GAAP.
The income statement adjustment recorded for the six month period ended 30 June 2005 relates to US GAAP goodwill of USD 21,200 thousand that was assigned to the disposal of a portion of the Proprietary business. Under IFRS, the goodwill that was assigned to the disposition was USD 4,066 thousand. The difference in goodwill amounts assigned under IFRS and US GAAP is due to the difference in fair values of reporting units (US GAAP) and cash generating units or group of cash generating units (IFRS), and therefore the amount of goodwill assigned, between the date of adoption of FAS 142 under US GAAP at 1 January 2002 and the date of adoption of IAS 36 at 1 January 2005. The income statement adjustment for the six months ended 30 June 2006 relates to the goodwill assigned to the disposal of Research Institute Ltd under IFRS. Under US GAAP this amount was expensed as acquired IPR&D in 1999.
(d) Deferred income on disposal of VoSpire
In October of 2005 the Group disposed of VoSpire to a third party in return for a payment of USD 32,000 thousand at the date of disposal. The Group may be entitled to a further maximum of USD 35,500 thousand in future periods conditional on the achievement of various milestones. As part of the disposal the Group also entered into a transitional supply arrangement for a period of four years during which time PLIVA will continue to supply VoSpire product to the third party until the third party arranges for another supplier.
Under IFRS the USD 32,000 thousand payment was recognized immediately since no uncertainty as to collectibility exists. Under US GAAP the Group deferred the USD 32,000 thousand payment and will also defer any milestone payments due under the arrangement and recognize them ratably over the remaining period of the arrangement (four years).
(e) License and similar rights
Under IFRS, the costs of the acquisition of licenses and similar rights through in-licensing agreements or from third parties were capitalised as intangible assets to the extent that future economic benefits were probable and would flow to the Group. Internal development costs are capitalised as intangible assets when the criteria specified in IAS 38, Intangibles Assets are satisfied and when it is probable that future economic benefits will flow to the Group. Under IFRS, intangible assets are stated at cost less accumulated amortisation. Under US GAAP, all costs incurred prior to obtaining regulatory approval are expensed.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL
STATEMENTS
(continued)
15	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)
(e) License and similar rights (continued)
Under US GAAP, for the six month period ended 30 June 2006 and 2005, the Group expensed USD 1,501 thousand and USD 10,962 thousand, respectively, for intangibles for license and similar rights that were capitalized under IFRS. For the same periods under US GAAP the Group reversed USD 1,598 thousand and USD 1,306 thousand of related amortisation expense.
Also included in the adjustment for the six months ended 30 June 2005 is a USD 40,770 thousand reversal of a portion of the loss recorded under IFRS upon disposal of SANCTURA. Under US GAAP the carrying value of SANCTURA was lower by this amount at the date of disposal due to payments related to SANCTURA in 2004 that were expensed under US GAAP since the payments were made prior to FDA approval. Under IFRS these payments were capitalized as intangible assets since it was deemed probable that future economic benefits would flow to the Group.
(f) Restructuring
Under IFRS, a restructuring provision is recognised when the Group has approved a detailed formal plan and the restructuring has either commenced or has been publicly announced. In addition, under IFRS a liability is recorded for an onerous contract in which the unavoidable costs of meeting the obligations under the contracts exceed the economic benefits expected to be received from the contract.
Under US GAAP, a restructuring charge is recorded when a detailed plan for exit costs has been developed and those costs relating to employee termination benefits have been developed in sufficient detail so that employees who may be subject to termination would be aware of the benefit they were to receive upon involuntary termination. US GAAP requires that significant changes in the plan are unlikely.
Furthermore, under US GAAP, a liability associated with an exit activity is recognised when an event has occurred that creates a present obligation to transfer assets or provide services in the future that meets the definition of a liability. Under US GAAP, a restructuring provision is recognised and measured at its fair value at the communication date.
In addition, under US GAAP, a liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity shall be recognised and measured at its fair value when the entity ceases using the right conveyed by the contract.
For the six month periods ended 30 June 2006 and 2005, certain provisions of the restructuring accruals recorded under IFRS related to workforce reduction, certain other exit costs, and onerous contracts did not meet the US GAAP requirements. Accordingly, these restructuring accruals were reversed and instead recognised as incurred upon the communication date or the date that the Group ceased using the right conveyed under contract. Under US GAAP, at 30 June 2006 and 31 December 2005 the Group has reversed restructuring accruals of USD 3,443 thousand and USD 8,791 thousand, respectively. The US GAAP adjustments that impact the balance sheet and income statement consist of the following:

	Provision for		Provision for
	restructuring		restructuring
	accruals under		accruals under US
	IFRS	Adjustments	GAAP

Balance at 31 December 2005	24,928	(8,791)	16,137
Increase made during the year	—	486	486
Provisions used during the year	(14,670)	5,486	(9,184)
Foreign exchange movements	1,030	(624)	406

Balance at 30 June 2006	11,288	(3,443)	7,845

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL
STATEMENTS
(continued)
15	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)
(g) Pension expense and other post-employment benefits
Under IFRS, defined benefit pension liabilities and pension expense are determined in a similar manner to US GAAP. However, under IFRS, the Group adopted IAS 19, Employee Benefits from the year ended 31 December 2001. Under US GAAP, the Group adopted FAS 87, Employers’ Accounting for Pensions from the year ended 31 December 2003 since it was not feasible to apply FAS 87 on the effective date specified by the standard (the inception date of the plan was 1993). The different adoption dates gave rise to a different unrecognised actuarial loss for the six month periods ended 30 June 2006 and 30 June 2005 under IFRS versus US GAAP. For the six month period ended 30 June 2006, the application of the 10% corridor approach under both IFRS and US GAAP and the effects of settlement accounting related to AWD’s divestment of its manufacturing plant in Dresden, Germany gave rise to a difference in pension expense of USD 101 thousand.
Furthermore, under US GAAP and unlike IFRS, when the accumulated benefit obligation (“ABO”) exceeds the fair value of plan assets, a liability at least equal to the unfunded ABO must be recognised in the balance sheet. If an additional minimum liability (“AML”) is recognised, a contra amount is recognised first as an intangible asset up to the amount of unrecognised prior service costs, with any excess being reported in other comprehensive income. If the unfunded ABO is less than the liability already recognised, no further liability is recognised. The accumulated AML for the six month period ended 30 June 2006 was USD 602 thousand.
(h) Share-based compensation
The Group maintains several share-based employee compensation plans. As of 1 January 2005 the Group adopted IFRS 2 Share-based Payment. Prior to the adoption of IFRS 2, the Group did not record an expense related to the share-based payments in the income statement until such payments were settled. In accordance with the transitional provisions of IFRS 2, the standard has been applied retrospectively to all grants of share appreciation rights and share options that were granted after 7 November 2002 and that were not yet vested at 1 January 2005.
Under US GAAP, for periods prior to 1 January 2006, the Group elected to apply FAS 123, Accounting for Stock-Based Compensation to all share-based awards. Under FAS 123 employee stock option grants are expensed on a straight-line basis over the related option vesting period based on the fair value at the date the options were granted. Share appreciation rights were expensed based on intrinsic value prior to 1 January 2006. As a result under US GAAP the Group recorded less expense for share-based compensation of USD 113 thousand for the six month period ended 30 June 2005. The Group adopted FAS 123(R) Share-Based Payment, using the modified prospective method transition method, beginning 1 January 2006. Upon adoption of FAS 123 (R) the Group recorded the cumulative effect of recording the stock appreciation rights at fair value as an adjustment of USD 527 thousand to opening US GAAP retained earnings.
Additionally, under FAS 123(R) for some stock option awards the Group begins to recognise compensation expense at the service inception date which precedes the grant date. The service inception date precedes the grant date for these awards because the award is authorised, service begins before the option exercise price is known and the award contains a performance condition based on a target level of earnings that, if not achieved in the year before the grant date, results in forfeiture of the award. Additional expense recorded under US GAAP for the six month period ending 30 June 2006 for the service inception date is USD 913 thousand.
(i) Early retirement program
In Germany, the Group offers an early retirement program to its employees that provides an employee with the opportunity to work fulltime for a period of up to three years and receive fifty percent of his or her base salary for up to six years (i.e., including a period of up to three years of non-work), plus additional bonus payments during each of those six years. Under IFRS, the Group immediately accrued and expensed the full additional bonus payments for certain qualified employees who participate or are expected to participate in this program in future periods. Under US GAAP, the additional bonus payments are accrued over the employees’ remaining service lives for participating employees that signed an early retirement agreement. As a result, there was an increase to net equity of USD 436 thousand as of 30 June 2006.

PLIVA D.D.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL
STATEMENTS
(continued)
15	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)
(j) Derivatives
Under IFRS the Group designates its interest rate swap as a fair value hedge at the inception of the arrangement. Since the Group did not apply US GAAP at the time of inception of the arrangement, it did not designate the swap as a hedge for purposes of US GAAP. Accordingly, under US GAAP, the interest rate swap does not qualify for hedge accounting.
(k) Minority interest
Under IFRS, minority interest is included in the determination of the Group’s net income (loss) and total equity. Under US GAAP, minority interest is deducted in the determination of US GAAP net income (loss) and excluded from total equity.
(l) Other
Other adjustments include impairment reversals not allowed under US GAAP.
(m) Deferred taxes
Under IAS 12 (revised) Income Taxes and under US GAAP, unrealised profits resulting from intercompany transactions are eliminated from the carrying amount of assets, such as inventory. In accordance with IAS 12 (revised) the Group calculates the tax effect with reference to the local tax rate of the company that holds the inventory (the buyer) at period-end. However, US GAAP requires that the tax effect is calculated with reference to the local tax rate in the seller’s or manufacturer’s jurisdiction. The effect of this difference increased US GAAP income for the six month period ended 30 June 2006 by USD 4,086 thousand and decreased income by USD 1,486 thousand for the six month period ended 30 June 2005 and decreased equity by USD 925 thousand on 30 June 2006.
The deferred tax effect on US GAAP adjustments represents the tax effect for the temporary differences, resulting from US GAAP adjustments. The deferred tax effect on other US GAAP adjustments resulted in a reduction of USD 2,657 thousand and USD 490 thousand in tax expense for the six month period ended 30 June 2006 and 2005 and increased equity by USD 4,090 thousand on 30 June 2006.
Discontinued Operations
Under IFRS, the Group classified the divestiture of VoSpire as a discontinued operation in all periods presented. Under US GAAP, since the Group will continue to supply VoSpire to the buyer for a period of four years, and as the continuing cash flows are deemed to be significant, VoSpire would not be treated as a discontinued operation.
For US GAAP purposes, sales from discontinued operations are USD 3,065 thousand and USD 17,346 thousand, for the six month periods ended 30 June 2006 and 2005, respectively. The operating results of discontinued operations include gains on disposals of USD 21,234 thousand for the six-month period ended 30 June 2006 and losses on disposals of USD 88,213 thousand for the six-month period ended 30 June 2005.
Under US GAAP profit from sale of subsidiary, sale of assets and proceeds from litigation, amounting to USD 755 thousand and USD 4,478 for the six month periods ended 30 June 2006 and 2005, respectively, would be recorded under general and administrative expenses rather than as other revenue under IFRS. Furthermore, under US GAAP rebates and discounts amounting to USD 10,010 thousand and USD 9,461 thousand for the six month periods ended 30 June 2006 and 2005, respectively, would be recorded under sales rather than as operating expenses under IFRS.

Independent Auditors’ Report
The Board of Directors and Stockholders of
PLIVA d.d.
We have audited the accompanying consolidated balance sheets of PLIVA d.d. (and subsidiaries) as of December 31, 2005 and 2004, and the related consolidated income statements, statements of changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PLIVA d.d. (and subsidiaries) as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with International Financial Reporting Standards (IFRS).
As discussed in Note 2.25 to the consolidated financial statements, the Company adopted IFRS 2 Share-based payments and amendments to International Accounting Standard (IAS) 39 Financial Instruments: Recognition and Measurement. As required by IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors, these changes have been applied retrospectively to all periods presented.
As discussed in Note 2.26 to the consolidated financial statements, the Company has restated the 2005 consolidated financial statements.
International Financial Reporting Standards vary in certain significant respects from US generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 34 to the consolidated financial statements.
/s/ KPMG Croatia d.o.o. za reviziju
Zagreb, Croatia
January 9, 2007

PLIVA D.D.
AUDITED CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2005, 2004 AND 2003

	Note		2005		2004		2003
			USD’000		USD’000		USD’000
		Restated - Note 2		Restated - Note 2		Restated - Note 2
Continuing operations
Sales			973,155		893,711		845,580
Royalties			160,257		169,798		182,457
Other revenue	5		37,292		42,261		27,758

Total revenue	3		1,170,704		1,105,770		1,055,795

Cost of sales			(519,516)		(475,296)		(422,606)

Gross profit			651,188		630,474		633,189

General and administrative expenses			(120,912)		(123,603)		(110,117)
Research and development expenses			(73,563)		(66,157)		(69,354)
Selling and distribution expenses			(225,629)		(196,051)		(190,079)
Restructuring costs	6		(40,814)		—		(33,591)

Results from operating activities			190,270		244,663		230,048

Net financial expenses	7		(19,084)		(23,696)		(21,965)

Share of profit/(loss) of equity accounted investees	13		754		(220)		—

Profit before tax			171,940		220,747		208,083

Income tax expense	9		(5,091)		(12,970)		(20,821)

Profit from continuing operations			166,849		207,777		187,262

Discontinued operations
Loss from discontinued operations	4		(258,812)		(80,154)		(41,403)

(Loss) profit for the year			(91,963)		127,623		145,859

Attributable to
PLIVA d.d. shareholders			(91,871)		127,504		146,214
Minority interest	21		92		(119)		355

Earnings (loss) per:		Share	GDR	Share	GDR	Share	GDR
- basic (USD)	10	(5.27)	(1.05)	7.33	1.47	8.43	1.68
- diluted (USD)	10	(5.20)	(1.04)	7.27	1.45	8.36	1.67

Earnings from continuing operations per:		Share	GDR	Share	GDR	Share	GDR
- basic (USD)	10	9.58	1.92	11.94	2.39	10.82	2.16
- diluted (USD)	10	9.50	1.90	11.83	2.36	10.72	2.14

The consolidated financial statements were approved for issue by the Company on 9 January 2007.

Zeljko Covic, M. Sc.	Ivan Mijatovic, B. Sc.
President of the Management Board	Chief Financial Officer
See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
AUDITED CONSOLIDATED BALANCE SHEETS
AS OF 31 DECEMBER 2005 AND 2004

		31 December 2005	31 December 2004
		Restated - Note 2	Restated - Note 2
	Note	USD’000	USD’000
ASSETS

Non-current assets

Property, plant and equipment	11	510,559	638,181
Intangible assets	12	211,825	422,968
Investment in equity accounted investees	13	9,824	11,386
Other investments	14	903	2,107
Receivables	15	4,369	8,302
Deferred tax assets	16	35,478	40,748

Total non-current assets		772,958	1,123,692

Current assets

Inventories	17	211,994	251,327
Trade and other receivables	18	361,370	407,614
Income tax receivable		2,843	16,495
Other investments	14	3,392	321
Bank deposits		2	109
Cash and cash equivalents	19	296,897	167,853
Assets classified as held for sale	4	18,356	—

Total current assets		894,854	843,719

Total assets		1,667,812	1,967,411

See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
AUDITED CONSOLIDATED BALANCE SHEETS
AS OF 31 DECEMBER 2005 AND 2004

	Note	31 December 2005	31 December 2004
		Restated - Note 2	Restated - Note 2
		USD’000	USD’000
EQUITY AND LIABILITIES

Equity

Share capital		359,862	359,862
Share premium		10,151	9,406
Treasury shares		(15,626)	(15,988)
Legal and other reserves		24,551	18,578
Translation reserve		16,116	98,668
Equity share options issued		3,443	2,201
Fair value reserve: available-for-sale financial assets		132	89
Retained earnings		630,557	764,658

Equity attributable to PLIVA d.d. shareholders		1,029,186	1,237,474
Equity attributable to minority interest	21	5,129	5,676

Total equity	20	1,034,315	1,243,150

Liabilities

Non-current liabilities

Interest bearing loans and borrowings	22	223,536	262,489
Employee benefits	23	15,552	16,481
Provisions	24	5,891	2,117
Other non-current liabilities		5,017	89
Deferred tax liabilities	16	193	759

Total non-current liabilities		250,189	281,935

Current liabilities

Trade and other payables	25	241,480	254,335
Interest bearing loans and borrowings	22	103,784	172,572
Employee benefits		3,261	3,873
Provisions	24	27,693	9,012
Income tax payable		4,492	2,534
Liabilities classified as held for sale	4	2,598	—

Total current liabilities		383,308	442,326

Total liabilities		633,497	724,261

Total equity and liabilities		1,667,812	1,967,411

See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
AUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED 31 DECEMBER 2005, 2004 AND 2003

										Equity
						Equity	Fair value		Equity	attributable
				Legal and		share	reserve: AFS		attributable	to
	Share	Share	Treasury	other	Translation	options	financial	Retained	to PLIVA d.d.	minority
	capital	premium	shares	reserves	reserve	issued	assets	earnings	shareholders	interest	Total equity
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	Note 20(i)		Note 20(ii)	Note 20(iii)	Note 20(iv)					Note 21
At 1 January 2005, restated	359,862	9,406	(15,988)	18,578	98,668	2,201	89	764,658	1,237,474	5,676	1,243,150

Transfer to reserves	—	—	—	5,973	(404)	—	—	(5,569)	—	—	—
Fair value reserve: AFS financial assets	—	—	—	—	—	—	43	—	43	—	43
Loss for the year, restated	—	—	—	—	—	—	—	(91,871)	(91,871)	(92)	(91,963)
Exchange differences	—	—	—	—	(82,148)	—	—	—	(82,148)	(455)	(82,603)

Total recognised income for 2005	—	—	—	5,973	(82,552)	—	43	(97,440)	(173,976)	(547)	(174,523)

Sale of treasury shares (Note 20(v))	—	745	362	—	—	—	—	—	1,107	—	1,107
Equity share options issued (Note 27)	—	—	—	—	—	1,242	—	—	1,242	—	1,242
Dividends declared (Note 20 (vi))	—	—	—	—	—	—	—	(36,661)	(36,661)	—	(36,661)

	—	745	362	—	—	1,242	—	(36,661)	(34,312)	—	(34,312)

At 31 December 2005, restated — Note 2	359,862	10,151	(15,626)	24,551	16,116	3,443	132	630,557	1,029,186	5,129	1,034,315

See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
AUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED 31 DECEMBER 2005, 2004 AND 2003
(continued)

									Equity
						Equity			attributable
						share	Fair value		to PLIVA	Equity
					Translation	options	reserve: AFS	Retained	d.d.	attributable
				Legal and	reserve	issued	financial	earnings -	shareholders	to	Total equity
	Share	Share	Treasury	other	- restated	- restated	assets- restated	restated	- restated	minority	- restated
	capital	premium	shares	reserves	(Note 2)	(Note 2)	(Note 2)	(Note 2)	(Note 2)	interest	(note 2)
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	Note 20(i)		Note 20(ii)	Note 20(iii)	Note 20(iv)					Note 21
At 1 January 2004, restated	359,862	8,490	(17,005)	19,013	12,305	580	54	683,797	1,067,096	4,488	1,071,584
Transfer to reserves	—	—	—	509	42	—	—	(551)	—	—	—
Other movements	—	—	—	(944)	(69)	—	—	—	(1,013)	—	(1,013)
Fair value reserve: AFS financial assets	—	—	—	—	(1)	—	35	—	34	—	34
Profit for the year (restated)	—	—	—	—	—	—	—	127,504	127,504	119	127,623
Exchange differences	—	—	—	—	86,400	—	—	—	86,400	1,069	87,469

Total recognised income for 2004	—	—	—	(435)	86,372	—	35	126,953	212,925	1,188	214,113

Sale/grant of treasury shares (Note 20(v))	—	916	1,017	—	—	—	—	—	1,933	—	1,933
Equity share options issued (Note 27)	—	—	—	—	(9)	1,621	—	—	1,612	—	1,612
Dividends declared (Note 20 (vi))	—	—	—	—	—	—	—	(46,092)	(46,092)	—	(46,092)

	—	916	1,017	—	(9)	1,621	—	(46,092)	(42,547)	—	(42,547)

As at 31 December 2004, restated — Note 2	359,862	9,406	(15,988)	18,578	98,668	2,201	89	764,658	1,237,474	5,676	1,243,150

See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
AUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED 31 DECEMBER 2005, 2004 AND 2003
(continued)
									Equity
						Equity	Fair value		attributable
						share	reserve: AFS		to PLIVA
					Translation	options	financial	Retained	d.d.	Equity	Total
				Legal and	reserve	issued	assets	earnings	shareholders	attributable to	equity -
	Share	Share	Treasury	other	- restated	- restated	- restated	- restated	- restated	minority	restated
	capital	premium	shares	reserves	(note 2)	(note 2)	(note 2)	(note 2)	(note 2)	interest	(note 2)
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	Note 20(i)		Note 20(ii)	Note 20(iii)	Note 20(iv)					Note 21
At 1 January 2003, restated	359,862	8,097	(17,925)	16,902	(95,090)	16	—	582,276	854,138	4,780	858,918
Transfer to reserves	—	—	—	655	139	—	—	(794)	—	—	—
Change in share capital of PLIVA Krakow and Lachema	—	—	—	—	—	—	—	—	—	(472)	(472)
Fair value reserve: AFS financial assets	—	—	—	—	—	—	54	—	54	—	54
Profit for the year (restated)	—	—	—	—	—	—	—	146,214	146,214	(355)	145,859
Exchange differences	—	—	—	—	107,256	—	—	—	107,256	535	107,791
Cash flow hedge	—	—	—	1,456	—	—	—	—	1,456	—	1,456

Total recognised income for 2003	—	—	—	2,111	107,395	—	54	145,420	254,980	(292)	254,688

Sale/grant of treasury shares (Note 20(v))	—	393	920	—	—	—	—	—	1,313	—	1,313
Equity share options issued (Note 27)	—	—	—	—	—	564	—	—	564	—	564
Dividends declared (Note 20 (vi))	—	—	—	—	—	—	—	(43,899)	(43,899)	—	(43,899)

	—	393	920	—	—	564	—	(43,899)	(42,022)	—	(42,022)

At 31 December 2003, restated — Note 2	359,862	8,490	(17,005)	19,013	12,305	580	54	683,797	1,067,096	4,488	1,071,584

See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED 31 DECEMBER 2005, 2004 AND 2003

	Note	2005	2004	2003
		Restated -	Restated -	Restated -
		Note 2	Note 2	Note 2
		USD’000	USD’000	USD’000
Cash flows from operating activities
Profit/(loss) for the period		(91,963)	127,623	145,859
Adjustments for:
Income tax expense	9	5,091	12,970	20,821
Share of loss/(profit) of associate	13	(754)	220	—
Interest expense (net)		10,161	9,521	7,949
Other finance (income)/expense (net)		11,030	12,647	9,776
Depreciation	11	68,022	66,788	58,079
Amortisation	12	35,841	36,882	31,547
Impairment	11,12	68,644	—	8,101
Gain on sale of property, plant and equipment and intangible assets		(1,646)	(1,903)	(399)
(Gain)/loss on sale of subsidiary	30	(4,277)	—	4,542
Loss on sale of intangible assets	4	76,542	—	—
Inventories provision		10,129	2,340	11,307
Impairment of trade receivables		(3,746)	966	3,700
Share based payments	27	1,760	1,746	575
Other non-cash income and expenses		(2,616)	2,073	7,175

Operating profit before working capital changes		182,218	271,873	309,032
Change in inventories		28,746	(44,344)	(14,399)
Change in trade and other receivables		63,049	(24,298)	(25,513)
Change in trade and other payables		(22,398)	43,719	12,240
Change in employee benefits and provisions		21,596	3,760	14,136

Cash generated by operations		273,211	250,710	295,496
Income taxes paid		15,224	(27,719)	(43,915)
Interest and other financial charges paid		(29,934)	(25,065)	(23,552)
Effect of foreign exchange rates on operating cash flow		(35,200)	36,926	(28,304)

Net cash from operating activities		223,301	234,852	199,725
Net cash(used in) operating activities — discontinued operations		(134,208)	(76,145)	(35,756)
Net cash from operating activities — continuing operations		357,509	310,997	235,481

See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED 31 DECEMBER 2005, 2004 AND 2003

	Note		2005	2004	2003
			Restated -	Restated -	Restated -
			Note 2	Note 2	Note 2
			USD’000	USD’000	USD’000
Cash flow from investing activities
Interest and other income received			9,670	5,657	3,314
Proceeds from sale of property, plant and equipment and intangible assets			71,315	9,768	8,226
Proceeds from sale of subsidiary	30		7,917	—	746
Net purchase of marketable securities and investments			(3,298)	(126)	19,131
Purchase of property, plant and equipment			(37,091)	(53,798)	(56,799)
Purchase of intangible assets			(32,267)	(177,100)	(31,738)
Acquisition of subsidiary, net of cash acquired	30		—	—	(10,360)
Change in loans given			8,054	1,237	7,368

Net cash from investing activities			24,300	(214,362)	(60,112)
Net cash used in investing activities — discontinued operations			(44,648)	(150,000)	—
Net cash from/(used in) investing activities — continuing operations			68,948	(64,362)	(60,112)

Cash flow from financing activities
Proceeds from sale of treasury shares	20	(v)	1,107	1,933	1,313
Proceeds from bonds issued			—	88,962	—
Proceeds from interest bearing loans and borrowings			182,524	224,602	339,018
Repayment of interest bearing loans and borrowings			(254,218)	(258,696)	(371,638)
Dividend paid	20(vi)		(36,661)	(46,092)	(43,877)

Net cash (used in)/from financing activities			(107,248)	10,709	(75,184)
Net cash(used in)/ from financing activities — discontinued operations			—	—	—
Net cash (used in)/from financing activities — continuing operations			(107,248)	10,709	(75,184)

Effects of foreign exchange rate changes on cash and cash equivalents			(11,309)	9,962	6,614

Net increase in cash and cash equivalents			129,044	41,161	71,043
Cash and cash equivalents at 1 January			167,853	126,692	55,649

Cash and cash equivalents at 31 December	19		296,897	167,853	126,692

See accompanying “Notes to the Audited Consolidated Financial Statements”

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
1	General

These financial statements for the years ended 31 December 2005, 2004 and 2003 comprise the consolidated financial statements of PLIVA d.d. (“the Company”), a company incorporated and domiciled in Croatia and its subsidiaries (together referred to as “the Group”) and the Group’s interest in associates. The Company is the ultimate parent company of the Group. The registered head office of the Company is in Zagreb, Croatia.

The Group manufactures and supplies a wide range of pharmaceutical products as its core business. Non-core businesses consist of the manufacture and supply of animal health and agrochemical products and DDDI (diagnostics, disinfectants, dialysis, and infusions).

These financial statements differ from the consolidated financial statements that were included in the Company’s annual reports for 2005, 2004 and 2003. As explained in Notes 2.17 and 4, part of the Company’s business was classified as discontinued operations as at 31 December 2005. Consequently, comparative information for 2004 and 2003 is presented consistently with 2005 information.

The Company changed the presentation of the discontinued operations compared to the presentation of the originally published financial statements for 2005. Instead of presenting a detailed breakdown of the discontinued operations on the face of the income statement, the Company is now presenting these in Note 4 and discontinued operations are presented as a single line item, net income /(loss) from discontinuing operations, in the consolidated income statements.

In addition, as further explained in Note 2.26, the 2005 financial statements have been restated to reflect the correction of an error that was discovered subsequent to the publication of the 2005 financial statements.

Furthermore, as explained in Note 2.25, 2004 and 2003 financial statements have been restated for the effect of the retrospective application of revised accounting standards.

2	Significant accounting policies

2.1	Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), currently applicable interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”) of the IASB and Croatian accounting law.

2.2	Basis of preparation

These financial statements are presented in USD, rounded to the nearest thousand. Functional currency of the Company is Croatian Kuna (“HRK”).

These financial statements are prepared on the historical cost basis, except that:
•	the following assets and liabilities are stated at their fair value: derivative financial instruments, investments held for trading and investments classified as available-for-sale (except for those which are not traded in active markets, in which case they are measured at cost less impairment),

•	non-current assets and disposal groups held for sale are stated at the lower of carrying amount and fair value less costs to sell.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.2	Basis of preparation (continued)

From 1 January 2005, the preparation of financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods.

Judgments made by management in the application of accounting policies that have significant effect on the amounts recognised in the financial statements are discussed in Note 32. Key assumptions concerning the future on which significant estimates are based, and other key sources of estimation uncertainty, which involve a significant risk of causing a material adjustment to the carrying value of assets and liabilities within the next financial year, are also disclosed in Note 32.

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements except as indicated in Note 2.25. The accounting policies have been applied consistently by all Group entities.

The financial statements are prepared on a going concern basis.

2.3	Principles and methods of consolidation

(i) Subsidiaries

Subsidiaries are entities in which the Company has the power, directly or indirectly, to exercise control over their operations. Control is achieved where a company has the power to govern the financial and operating policies of an entity so as to obtain benefit from its activities. Subsidiaries are consolidated from the date on which control commences and are no longer consolidated from the date that control ceases. Subsidiaries are listed in Note 29.

(ii) Associates

Associates are entities in which the Group has significant influence, but which it does not control. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. Investments in associates are accounted for by the equity method of accounting. Under this method the Company’s share of profits or losses of associates is recognised in the income statement from the date that significant influence commences until the date that significant influence ceases. The investment is initially recognised at cost and adjusted thereafter for the post-acquisition change in the investor’s share of net assets of the investee. Unrealised profits on transactions with associates are eliminated to the extent of the investor’s interest in the associate. The cumulative movements are adjusted against the cost of the investment. When the Group’s share of losses in an associate equals or exceeds its interest in the associate, the Group does not recognise further losses, unless the Group has incurred obligations or made payments on behalf of the associate.

(iii) Transactions eliminated on consolidation

All intra-group transactions, balances and unrealised gains on transactions between Group entities are eliminated in preparing the consolidated financial statements; unrealised losses are also eliminated but only to the extent that there is no evidence of impairment.

Unrealised gains arising from transactions with associates are eliminated to the extent of the Group’s interest in the associate. Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.4	Foreign currencies

(i) Transactions and balances

In preparing the financial statements of the individual entities, foreign currency transactions are translated into the functional currency of the entity using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currency at the balance sheet date are translated into the functional currency at the foreign exchange rate ruling at that date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

Non-monetary assets and items that are measured in terms of historical cost of a foreign currency are not retranslated.

Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated into the functional currency at foreign exchange rates in effect at the dates the values were determined.

(ii) Group companies

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in USD, which differs from the Company’s functional currency, Croatian Kuna (“HRK”). Having regard to the requirements of international investors, the Management Board of the Company has determined that the operations of the Group should most appropriately be presented in USD.

Income and expense items and cash flows of foreign operations that have a functional currency different from the presentation currency are translated into the Company’s presentation currency at rates approximating the foreign exchange rates ruling at the dates of transactions (average exchange rates for the month) and their assets and liabilities are translated at the exchange rates ruling at the year end. All resulting exchange differences are recognised in a separate component of equity.

(iii) Net investment in Group companies

Exchange differences arising from the translation of the net investment in foreign operations are taken to equity. When a foreign operation is sold, such exchange differences are released in the income statement as part of the gain or loss on sale.

2.5	Property, plant and equipment

(i) Owned assets

Items of property, plant and equipment are stated at cost less accumulated depreciation and impairment losses (refer to accounting policy 2.10). Cost includes all costs directly attributable to bringing the asset to working condition for its intended use, including the proportion of the related borrowing costs for property, plant and equipment incurred during the period of their construction.

(ii) Subsequent expenditure

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the item of property, plant and equipment and those benefits will flow to the Group. All other expenditure is recognised in the income statement as an expense as incurred.

(iii) Depreciation

Depreciation is charged to the income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Land and assets in the course of construction are not depreciated. The estimated useful lives are as follows:

Buildings	10 — 40 years

Equipment	4 — 20 years
Depreciation methods and useful lives, as well as residual values, are reassessed annually.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.6	Intangible assets

(i) Goodwill

Goodwill arising on business acquisition represents the excess of the cost of business acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary or associate at the date of acquisition.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Goodwill is expressed in the functional currency of the foreign operation and is translated each year using the exchange rate at the balance sheet date. In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate.

Prior to 1 January 2005, goodwill was stated at cost less accumulated amortisation and impairment losses. Goodwill arising on each acquisition was amortised on a straight-line basis depending on the nature of the acquisition and management’s estimate of its useful economic life, generally 10 to 15 years. Goodwill amortisation was included in the income statement line “General and administrative expenses”.

From 1 January 2005, goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and is no longer amortised but is tested annually for impairment (refer to accounting policy 2.10). The allocation is made to those cash generating units expected to benefit from the business combination in which the goodwill arose. Negative goodwill arising on acquisition is recognised directly in the income statement. When the Group disposes of an operation within a cash-generating unit, the goodwill associated with the operation disposed of is:
•	included in the carrying amount of the operation when determining the gain or loss on disposal, and

•	measured on the basis of the relative values at the date of disposal of the operation disposed of and the portion of the cash-generating unit retained.
(ii) Patents, licenses and similar rights

Where patents, licences and similar rights are acquired by the Group from third parties the costs of acquisition are capitalised to the extent that future economic benefits are probable and will flow to the Group. Licences to compounds in development are amortised over their estimated useful lives, but not exceeding 10 years. Estimated useful lives are reviewed annually and impairment reviews are undertaken if events occur which call into question the carrying values of the assets (refer to accounting policy 2.10).

(iii) Subsequent expenditure

Subsequent expenditure on capitalised intangible assets is capitalised only if it is probable that it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is recognised in the income statement as an expense as incurred.

(iv) Amortisation

Amortisation is charged to the income statement on a straight-line basis over the estimated useful lives of intangible assets other than goodwill, unless such lives are indefinite. Goodwill and intangible assets with indefinite useful lives are tested for impairment annually, at the balance sheet date. Other intangible assets are amortised from the date on which they are available for use.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.6	Intangible assets (continued)

(v) Research and development costs

Research costs are charged against income as incurred.

Internal development costs are capitalised as intangible assets when the criteria specified in International Accounting Standard 38 Intangible Assets (“IAS 38”) are satisfied and when it is probable that future economic benefits will flow to the Group.

In-process research and development assets acquired either through in-licensing arrangements, business combinations or separate purchases are capitalised as intangible assets (in the amount of payments made by Group companies to third parties and associates). Such intangible assets are stated at cost less accumulated amortisation and impairment losses. They are amortised on a straight-line basis over the period of the expected benefit, and are reviewed for impairment at each balance sheet date (refer to accounting policy 2.10).

2.7	Investments

(i) Classification

Investments that are acquired principally for the purpose of generating a profit from short-term fluctuations in price are classified as financial assets at fair value through profit or loss (that is, held for trading) and included in current assets. These include debt securities and derivative instruments, which do not qualify for hedge accounting. They are stated at fair value with any resultant gain or loss recognised in the income statement.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than those that the Group plans to sell immediately or in the near term.

Non-derivative financial assets with fixed or determinable payment for which the Group has a positive intent and the ability to hold to maturity are classified as held-to-maturity and are included in assets based on their remaining maturity.

Other investments, which may be sold in response to needs for liquidity, and all equity investments (other than subsidiaries and associates) are classified as available-for-sale; these are included in non-current assets unless management has the express intention of holding the investment for less than 12 months from the balance sheet date, in which case they are included in current assets.

(ii) Recognition

All financial assets classified as at fair value through profit or loss, held-to-maturity and available-for-sale are recognised on the trade date, which is the date that the Group commits to purchase the asset. Loans and receivables are recognised on the day they are transferred to the Group.

(iii) Measurement

Financial instruments are measured initially at fair value including transaction costs for financial assets and liabilities not measured at fair value through profit or loss. Transaction costs directly attributable to financial assets classified at fair value through profit or loss are expensed immediately.

Financial instruments classified as available-for-sale are subsequently measured at fair value (except for equity instruments which are not traded and for which it is not possible to determine fair value), with any resultant gain or loss recognised directly in equity, except for impairment losses and, in case of monetary items such as debt securities, foreign exchange gains and losses.

The fair value of financial assets classified as at fair value through profit or loss and available-for-sale is their quoted bid price at the balance sheet date.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.7	Investments (continued)

(iii) Measurement (continued)

Loans and receivables and held-to-maturity assets are subsequently measured at amortised cost less impairment (refer to accounting policy 2.10). Amortised cost is calculated using the effective interest rate method.

Realised and unrealised gains and losses arising from changes in the fair value of financial assets at fair value through profit or loss are included in the income statement in the period in which they arise. When these investments are interest bearing, interest calculated using the effective interest method is recognised in the income statement.

(iv) Derecognition

A financial asset is derecognised when the Group loses the contractual rights that comprise that asset. This occurs when the rights are realised, expire or are surrendered. A financial liability is derecognised when it is extinguished.

Financial assets at fair value through profit or loss, available-for-sale assets and held-to-maturity instruments that are sold are derecognised and corresponding receivables from the buyer for the payment are recognised as of the date the Group commits to sell the assets. The Group uses the specific identification method to determine the gain or loss on derecognition.

Loans and receivables are derecognised on the day that they are transferred by the Group.

When available-for-sale investments are derecognised, the cumulative gain or loss previously recognised in equity is recognised in the income statement.

2.8	Inventories

Inventories are stated at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and selling expenses. Raw materials and packaging materials are valued based on purchase price, using the weighted average cost principle. Cost of work in progress and finished goods includes materials, direct labour and an appropriate proportion of variable and fixed overhead costs.

2.9	Receivables

Trade receivables are initially measured at fair value and subsequently stated at amortised cost less impairment losses (refer to accounting policy 2.10).

2.10	Impairment

Accounting policy until 1 January 2005 was as follows:

The carrying amounts of the Group’s assets, other than inventories (refer accounting policy 2.8) and deferred tax assets (refer accounting policy 2.21), are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated. For intangible assets that are not yet available for use, the recoverable amount is estimated at each balance sheet date. An impairment loss is recognised whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement.

The recoverable amount of the Group’s investments in held-to-maturity securities and receivables is calculated as the present value of expected future cash flows, discounted at the original effective interest rate inherent in the asset. Receivables with a short duration are not discounted.

The recoverable amount of other assets is the greater of their net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.10	Impairment (continued)

Accounting policy from 1 January 2005 is as follows:

The carrying amounts of the Group’s assets, other than inventories (refer to accounting policy 2.8) and deferred tax assets (refer to accounting policy 2.21) are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement.

For goodwill, intangible assets that have an indefinite useful life and intangible assets that are not yet available for use, the recoverable amount is estimated at each balance sheet date.

Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit (or group of units) and then, to reduce the carrying amount of the other assets in the unit (or group of units) on a pro rata basis.

When a decline in the fair value of an available-for-sale financial asset has been recognised directly in equity and there is objective evidence that the asset is impaired, the cumulative loss that is recognised in profit or loss is the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognised in the income statement.

(i) Calculation of recoverable amount

The recoverable amount of the Group’s investment in held-to-maturity securities and receivables carried at amortised cost is calculated as the present value of estimated future cash flows, discounted at the original effective interest rate (that is, the effective interest rate computed at initial recognition of these financial assets). Receivables with a short duration are not discounted.

The recoverable amount of other assets is the greater of their fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

(ii) Reversal of impairment

An impairment loss in respect of a held-to-maturity security or receivable carried at amortised cost is reversed if the subsequent increase in recoverable amount can be related objectively to an event occurring after the impairment loss was recognised.

An impairment loss in respect of an investment in an equity instrument classified as available-for-sale is not reversed through the income statement. If the fair value of a debt instrument classified as available-for-sale increases and the increase can be related objectively to an event occurring after the impairment loss was recognised in the income statement, then the impairment loss is reversed, with the amount of the reversal recognised in the income statement.

An impairment loss in respect of goodwill is not reversed.

In respect of other assets, an impairment loss is reversed when there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount.

An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.11	Cash and cash equivalents

Cash and cash equivalents, for the purpose of the balance sheet and the statement of cash flows, consist of cash in hand and balances with banks, and highly liquid investments with insignificant risk of changes in value and original maturities of three months or less from the date of acquisition.

2.12	Share capital

Share capital consists of ordinary shares. External costs directly attributable to the issue of new shares, other than on a business combination, are shown as a deduction from the proceeds in equity. Share issue costs incurred directly in connection with a business combination are included in the cost of acquisition.

Where the Company purchases its own equity share capital, the consideration paid including any attributable transaction costs (net of income taxes) is deducted from total equity as treasury shares until they are cancelled. Where such shares are subsequently sold or reissued, any consideration received, net of directly attributable transaction costs, is included in equity.

2.13	Interest bearing loans and borrowings

Interest bearing loans and borrowings are recognised initially at fair value of the proceeds received, less attributable transaction costs. In subsequent periods, interest bearing loans and borrowings are stated at amortised cost using the effective interest method. Any difference between proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings on an effective interest basis.

2.14	Provisions

A provision is recognised when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Where the Group expects a provision to be reimbursed, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

(i) Restructuring provision

A restructuring provision is recognised when the Group has approved a detailed and formal restructuring plan, and the restructuring has either commenced or has been announced publicly. Future operating costs are not provided for.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.15	Trade and other payables

Trade and other payables are initially measured at fair value and then subsequently at amortised cost.

2.16	Employee benefits

(i) Pension obligations and post-retirement benefits

Some Group companies provide various defined benefit plans, defined contribution plans and other post-retirement benefits to employees.

The Group’s net obligation in respect of defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods. The benefit is discounted to determine its present value. Discount rates are based on the market yields of high-quality corporate bonds in the country concerned. The calculation is performed by a qualified actuary using the projected unit credit method. Differences between assumptions and actual experiences and the effects of changes in actuarial assumptions are allocated over the estimated average remaining working lives of employees, where these differences exceed a defined corridor. Past service costs are allocated over the average period until the benefits become vested. Expenses from defined benefit plans are charged to staff costs.

For defined contribution plans, the company pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. Once the contributions have been paid, the company has no further payment obligations. The regular contributions constitute net periodic costs for the year in which they are due and are included in staff costs.

(ii) Share-based payment transactions

Share options are granted to the Management Board and key employees. Options are exercisable at varying dates from vesting, at prices determined at the grant date and are settled by the sale of treasury shares (for equity settled transactions) or payment in cash (for cash settled transactions).
(a) Employee services settled in equity instruments

The fair value of the employee services received in exchange for the grant of options or shares is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options or shares determined at the grant date. Service vesting conditions are included in assumptions about the number of options that are expected to vest or the number of shares that the employee will ultimately receive. This estimate is revised at each balance sheet date and the difference is charged or credited to the income statement, with a corresponding adjustment to equity. The proceeds received on exercise of the options net of any directly attributable transaction costs are credited to equity, with the nominal value being credited to treasury shares and the balance to share premium.

(b) Employee services settled in cash instruments

Employee services received in exchange for cash-settled share based payments are recognised at the fair value of the amount payable to the employee. The liability is re-measured at each balance sheet date and the settlement date to its fair value, with all changes recognised immediately in the income statement as employee costs.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.16	Employee benefits (continued)

(iii) Termination benefits

Termination benefits are payable whenever an employee’s employment is terminated before the normal retirement date or whenever an employee accepts voluntary redundancy in exchange for these benefits.

(iv) Bonus plans

A liability for employee benefits is recognised in provisions based on the Group’s formal plan and when past practice has created a valid expectation by the Management Board/key employees that they will receive a bonus and the amount can be reasonably determined before the time of issuing the financial statements.

Liabilities for bonus plans, other than equity compensation benefits described above, are expected to be settled within 12 months of the balance sheet date and are measured at the amounts expected to be paid when they are settled.

Shares are also granted from treasury shares to the Management Board and key employees instead of cash as part of bonus arrangements.

2.17.	Non-current assets held for sale and discontinued operations

Immediately before classification as held for sale, the measurement of the assets (and all assets and liabilities in a disposal group) is brought up to date in accordance with applicable IFRS. Then, on initial classification as held for sale, non-current assets and disposal groups are recognised at the lower of carrying amount and fair value less costs to sell.

Impairment losses on initial classification as held for sale are included in the income statement, even for assets measured at fair value, as are gains and losses on subsequent measurement.

A discontinued operation is a component of the Group’s business that represents a separate major line of business or geographical area of operations or is a subsidiary acquired exclusively with a view to resale.

Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier.

2.18	Revenue recognition

Revenue from the sale of goods is recognised in the income statement when the significant risks and rewards of ownership are transferred to the buyer. Revenues are stated net of taxes, discounts and volume rebates. Provisions for rebates to customers are recognised in the same period that the related sales are recorded, based on contract terms.

Revenue arising from licence and royalty fees is recognised on an accrual basis in accordance with the substance of the relevant agreements.

Revenue from services is recognised in the period in which services are provided in proportion to the stage of completion of the transaction at the balance sheet date.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.19	Operating lease payments

Payments made under operating leases are recognised in the income statement on a straight-line basis over the period of the lease.

2.20	Net financial expenses

Net financial expenses comprise interest payable on borrowings calculated using the effective interest rate method, interest receivable on funds invested, dividend income, foreign exchange gains and losses and gains and losses on hedging instruments, derivatives and other financial instruments that are recognised in the income statement (refer to accounting policy 2.24).

Interest income is recognised in the income statement as it accrues, taking into account the effective yield on the asset. Dividend income is recognised in the income statement on the date that the Group’s right to receive payments is established.

2.21	Income tax

Corporate income taxes are computed on the basis of reported income under the laws and regulations of the country in which the respective Group company is registered.

Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly to equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: the initial recognition of assets or liabilities that affect neither accounting nor taxable profit, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. No temporary differences are recognised on the initial recognition of goodwill. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

2.22	Dividends

Dividends are recognised in the statement of changes in equity and recorded as liabilities in the period in which they are approved by the Company’s shareholders.

2.23	Segment information

A segment is a distinguishable component of the Group that is engaged either in providing products or services (business segment) or in providing products or services in a particular economic environment (geographical segment) which is subject to risks and rewards that are different from those of other segments.

The Group’s primary format for segment reporting is business segments and the secondary format is geographical segments. The risks and returns of the Group’s operations are strongly affected by both differences in the products it produces and by differences in the geographical areas in which it operates. This is reflected by the Group’s divisional management and organisational structure and the Group’s internal financial reporting systems.

Segment information for the years ended 31 December 2004 and 2003 and as at 31 December 2004 and 2003 differ from segment information originally published in the annual reports for respective years. They have been restated and reclassified to conform with segment information for the years ended 31 December 2005 and as at 31 December 2005.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.24	Accounting for derivative financial instruments and hedging activities

Derivative financial instruments are entered into for the purpose of hedging the Group’s exposure to foreign exchange and interest rate risk. The Group’s treasury policies currently do not allow holding of derivative instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments.

Derivative financial instruments are recognised initially at fair value. Gains or losses on subsequent remeasurement of fair value are recognised immediately in the income statement.

Any resulting gain or loss on derivative financial instruments accounted for as trading instruments is recorded in the income statement. However, any resulting gain or loss on derivative financial instruments where hedge accounting is applied is recognised based on the nature of the item being hedged.

On the date on which a derivative contract is entered into, the Group designates certain derivatives as either (1) a hedge of the fair value of a recognised asset or liability (fair value hedge); or (2) a hedge of a forecast transaction or of a firm commitment (cash flow hedge); or (3) a hedge of a net investment in a foreign entity.

The fair value of interest rate swaps is the estimated amount that the Group would receive or pay to terminate the swap at the balance sheet date, taking into account current interest rates and the current creditworthiness of the swap counterparties. The fair value of forward exchange contracts and forward rate contracts is their quoted market price at the balance sheet date, being the present value of the quoted forward price.

Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the income statement, along with any changes in the fair value of the hedged asset or liability that is attributable to the hedged risk.

Changes in the fair value of derivatives that are designated and qualify as cash flow hedges and that are highly effective, are recognised in equity. Where the forecast transaction or firm commitment results in the recognition of an asset or of a liability, the gains and losses previously deferred in equity are transferred from equity and included in the initial cost or carrying value of the asset or liability. Otherwise, amounts deferred in equity are transferred to the income statement and classified as revenue or expense in the same periods during which the hedged firm commitment or forecast transaction affects the income statement. The ineffective part of any gain or loss is recognised immediately in the income statement.

The Group documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as hedges to specific assets and liabilities or to specific firm commitments or forecast transactions. The Group also documents its assessment, both at the hedge inception and on an ongoing basis as to whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

2.25	Change in accounting policies

In late 2003 the International Accounting Standards Board (“IASB”) published a revised version of 15 existing standards applicable from 1 January 2005. In the first quarter of 2004 the IASB published IFRS 2 Share-based Payments (applicable from 1 January 2005), IFRS 3 Business Combinations (applicable in part from 31 March 2004 and in part form 1 January 2005), IFRS 5 Non-current Assets Held for Sale and Discontinued Operations (applicable from 1 January 2005) and further amendments to IAS 39 (applicable from 1 January 2005).

The Group adopted these effective from 1 January 2005. A description of these changes and their effect on the consolidated financial statements is given below.

Revised IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors, amongst other matters, requires that changes in accounting policies that arise from the application of new or revised standards and interpretations are applied retrospectively, unless otherwise specified in the transitional requirements of the particular standard or interpretation.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.25	Change in accounting policies (continued)

Share-based payment transactions

IFRS 2 Share-based Payments, which became effective from 1 January 2005, requires the fair value of equity instruments granted to employees to be recognised as an expense. Under the Group’s previous accounting policy to 31 December 2004, no expenses were recorded, and therefore, no charge against operating income was recognised in the Group’s consolidated financial statements. From 1 January 2005, PLIVA calculates the fair value of granted options using the trinomial valuation model. As required by IFRS 2, PLIVA has restated the prior-period comparatives to reflect:
•	the cost of grants awarded after 7 November 2002 and which remain unvested at 1 January 2005 (for equity settled share based payments),

•	the cost of grants for which there is a liability outstanding as at 1 January 2005 (for cash settled share based payments).
Impact of applying IFRS 2

	2004			2003
					Impact
		Impact on			on
		restated			restated
	Previously	2004		Previously	2003
	reported	result	Restated	reported	result	Restated
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
General and administrative expenses
Continuing operations	121,857	1,746	123,603	109,542	575	110,117
Discontinued operations	16,111	—	16,111	20,455	—	20,455

Total general and administrative expenses	137,968	1,746	139,714	129,997	575	130,572

Earnings per share
- basic (USD)	7.43	(0.10)	7.33	8.47	(0.04)	8.43
- diluted (USD)	7.37	(0.10)	7.27	8.40	(0.04)	8.36
Earnings per GDR
- basic (USD)	1.49	(0.02)	1.47	1.69	(0.01)	1.68
- diluted (USD)	1.47	(0.02)	1.45	1.68	(0.01)	1.67
Business Combinations

IFRS 3, amongst other matters, requires that amortisation of goodwill cease from the date of implementation (in the Group’s case, 1 January 2005). Goodwill will continue to be tested for impairment. The standard requires prospective application. Had this standard been applied in 2004, then goodwill amortisation expenses of USD 13,368 thousand for continuing businesses (2003: USD 13,093 thousand) and USD 560 thousand for discontinued businesses (2003: USD 232 thousand) would not have been recorded. No additional impairment would have been necessary.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.25	Change in accounting policies (continued)

Financial Instruments

Amongst other matters, IAS 39 requires that financial instruments classified as available-for-sale are stated at fair value (except for equity instruments which are not traded and for which it is not possible to determine fair value), with any resultant gain or loss recognised directly in equity. The standard requires retrospective application.

Impact of applying IAS 39

	2004			2003
		Impact on			Impact on
		restated			restated
	Previously	2004		Previously	2003
	reported	result	Restated	reported	result	Restated
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Net financial expenses	(23,661)	(35)	(23,696)	(21,911)	(54)	(21,965)
Earnings per share		none			none
Presentation of financial statements

Presentation of income statement

The new and revised standards result in significant changes to the format and content of the income statement. In addition the Group has made certain presentational changes to improve further the comparability of its results to those of other companies as follows:
•	cost of sales was aligned with industry practice and now includes amortisation of intangible assets directly related to goods sold. This amortisation was previously recorded in research and development expenses. The amount for the year ended 31 December 2004 and 2003 was USD 15,202 thousand and USD 11,856 thousand, respectively, and is presented in the presentation reclassification column.

•	the restatement of the income statement for the years ended 31 December 2004 and 2003 for these changes is summarised below,

•	these changes have been applied retrospectively.

	Previously			Presentation
	reported	IFRS 2	IAS 39	Reclassification	Restated
Year ended 31 December 2004	USD’000	USD’000	USD’000	USD’000	USD’000
Continuing operations
Total revenue	1,105,770	—	—	—	1,105,770
Gross profit	645,676	—	—	(15,202)	630,474
Operating profit	246,409	(1,746)	—	—	244,663
Profit before tax	222,528	(1,746)	(35)	—	220,747
Profit after tax	209,558	(1,746)	(35)	—	207,777
Discontinued operations
Loss from discontinued operations	(80,154)	—	—	—	(80,154)

Attributable to
PLIVA d.d. shareholders	129,285	(1,746)	(35)	—	127,504
Minority interest	(119)	—	—	—	(119)

Earnings per share
- basic (USD)	7.43	(0.10)	—	—	7.33
- diluted (USD)	7.37	(0.10)	—	—	7.27
Earnings per GDR
- basic (USD)	1.49	(0.02)	—	—	1.47
- diluted (USD)	1.47	(0.02)	—	—	1.45

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.25	Change in accounting policies (continued)

Presentation of financial statements (continued)

Presentation of income statement (continued)

	Previously			Presentation
	reported	IFRS 2	IAS 39	Reclassification	Restated
Year ended 31 December 2003	USD’000	USD’000	USD’000	USD’000	USD’000
Continuing operations
Total revenue	1,060,856	—	—	(5,061)	1,055,795
Gross profit	645,458	—	—	(12,269)	633,189
Operating profit	220,539	(575)	—	10,084	230,048
Net financial expenses	(11,827)	—	(54)	(10,084)	(21,965)

Profit before tax	208,712	(575)	(54)		208,083
Profit after tax	187,891	(575)	(54)	—	187,262
Discontinued operations
Loss from discontinued operations	(41,403)	—	—	—	(41,403)

Attributable to
PLIVA d.d. shareholders	146,843	(575)	(54)	—	146,214
Minority interest	355	—	—	—	355

Earnings per share
- basic (USD)	8.47	(0.04)	—	—	8.43
- diluted (USD)	8.40	(0.04)	—	—	8.36
Earnings per GDR
- basic (USD)	1.69	(0.01)	—	—	1.68
- diluted (USD)	1.68	(0.01)	—	—	1.67
Presentation of balance sheet

The new and revised standards result in significant changes to the format and the content of the balance sheet. In addition the Group has made certain presentational changes to present certain balances more appropriately.
•	Certain accruals that were previously reported as deductions to Trade and Other Receivables are now reported within Trade and Other Payables. There was no impact on net income or equity from this reclassification.

•	These changes have been applied retrospectively. The restatement of the balance sheet at 31 December 2004 and 2003 for these changes is summarised below.

	Previously	Minority		Presentation
	reported	interest	IFRS 2	Reclassification	Restated
Year ended 31 December 2004	USD’000	USD’000	USD’000	USD’000	USD’000
Non-current assets	1,123,692	—	—	—	1,123,692
Current assets	786,654	—	—	57,065	843,719
Total assets	1,910,346	—	—	57,065	1,967,411

Non-current liabilities	285,663	—	146	(3,874)	281,935
Current liabilities	381,387	—	—	60,939	442,326
Total liabilities	667,050	—	146	57,065	724,261

Total equity	1,237,620	5,676	(146)	—	1,243,150
Minority interest	5,676	(5,676)	—	—	—

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.25	Change in accounting policies (continued)

Presentation of financial statements (continued)

Presentation of statement of changes in equity

The effect of the retrospective application of the changes described above on the statement of changes in equity for the years ended 31 December 2003 and 2004 is summarised below.

	Previously	Minority
	reported	interest	IFRS 2	IAS 39	Restated
Year ended 31 December 2004	USD’000	USD’000	USD’000	USD’000	USD’000
Share capital	359,862	—	—	—	359,862
Share premium	9,406	—	—	—	9,406
Treasury shares	(15,988)	—	—	—	(15,988)
Legal and other reserves	18,578	—	—	—	18,578
Translation reserve	98,678	—	(9)	(1)	98,668
Equity share options issued	—	—	2,201	—	2,201
Fair value reserve: AFS financial assets	—	—	—	89	89
Retained earnings	767,084	—	(2,338)	(88)	764,658

Equity attributable to PLIVA d.d. shareholders	1,237,620	—	(146)	—	1,237,474
Minority interest	—	5,676	—	—	5,676

Total equity	1,237,620	5,676	(146)	—	1,243,150

	Previously	Minority
	reported	interest	IFRS 2	IAS 39	Restated
Year ended 31 December 2003	USD’000	USD’000	USD’000	USD’000	USD’000
Share capital	359,862	—	—	—	359,862
Share premium	8,490	—	—	—	8,490
Treasury shares	(17,005)	—	—	—	(17,005)
Legal and other reserves	19,013	—	—	—	19,013
Translation reserve	12,305	—	—	—	12,305
Equity share options issued	—	—	580	—	580
Fair value reserve: AFS financial assets	—	—	—	54	54
Retained earnings	684,442	—	(591)	(54)	683,797

Equity attributable to PLIVA d.d. shareholders	1,067,107	—	(11)	—	1,067,096
Minority interest	—	4,488	—	—	4,488

Total equity	1,067,107	4,488	(11)	—	1,071,584

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.25	Change in accounting policies (continued)

Presentation of statement of cash flows

The Company restated previously reported cash flow statements to present the effects of the restatements discussed in this note. These resulted in reclassifications within cash flow captions, with no effect resulting in the overall cash flow captions.

The cash flow includes a restatement to reclassify impacts of foreign currency fluctuations from the effects of foreign exchange rate changes on cash and cash equivalents to the correct cash flow captions. This resulted in the reclassification to the caption “Net cash flow from operating activities” of USD (6,096) thousand, USD 35,102 thousand and USD (28,303) thousand for the 2005, 2004 and 2003 years, respectively; reclassification to the caption “Net cash from investing activities” of USD 271 thousand and USD 233 thousand for the 2004 and 2003 years respectively; and reclassification to the cash flow caption “Net cash from financing activities” of USD 22 thousand in 2004.

A reclassification due to a correction of USD 4,832 thousand was made to “Proceeds from sale of property, plant and equipment” and “intangible assets in the “cash flows from operating activities” caption.

The total cash flow from operating, investing and financial activities are as follows:

		Impact on
	Previously	restated
	reported	2005 cash flow	Restated
Year ended 31 December 2005	USD’000	USD’000	USD’000
Net cash from operating activities	224,565	(1,264)	223,301
Net cash from investing activities	29,132	(4,832)	24,300
Net cash used in financing activities	(107,248)	—	(107,248)
Effects of foreign exchange rate changes on cash and cash equivalents	(17,405)	6,096	(11,309)

		Impact on
	Previously	restated
	reported	2004 cash flow	Restated
Year ended 31 December 2004	USD’000	USD’000	USD’000
Net cash from operating activities	199,750	35,102	234,852
Net cash from investing activities	(214,633)	271	(214,362)
Net cash used in financing activities	10,731	(22)	10,709
Effects of foreign exchange rate changes on cash and cash equivalents	45,313	(35,351)	9,962

		Impact on
	Previously	restated
	reported	2003 cash flow	Restated
Year ended 31 December 2003	USD’000	USD’000	USD’000
Net cash from operating activities	228,028	(28,303)	199,725
Net cash from investing activities	(60,345)	233	(60,112)
Net cash used in financing activities	(75,184)	—	(75,184)
Effects of foreign exchange rate changes on cash and cash equivalents	(21,456)	28,070	6,614

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.25	Change in accounting policies (continued)

Standards, interpretations and amendments to published standards that are not yet effective

The Group is currently assessing the potential impact of the new and revised standards in issue that will be effective from 1 January 2006 or later periods.

Effective from 1 January 2006 the Group will apply the Amendment to IAS 21 The Effects of Changes in Foreign Exchange Rates – Net Investment in a Foreign Operation. The Amendment clarifies in which circumstances a loan may form part of a reporting entity’s net investment in a foreign operation, and the currency in which such an item may be denominated. The Amendment requires retrospective application. The Group does not expect that this Amendment will result in a material restatement of the 2005 figures as the amount of loans which would be affected by the Amendment is not significant.

The Group will also apply the Amendment to IAS 19 Employee Benefits effective from 1 January 2006. This amendment introduces the option of an alternative recognition approach for actuarial gains and losses. It may impose additional recognition requirements for multi-employer plans where insufficient information is available to apply defined benefit accounting. It also adds new disclosure requirements. As the Group does not intend to change the accounting policy adopted for recognition of actuarial gains and losses and does not participate in any multi-employer plans, adoption of this amendment will only impact the format and extent of disclosures presented in the accounts. The Group will apply this amendment from annual periods beginning 1 January 2006.

The Group does not expect that the other new and revised standards and interpretations will have a significant effect on the Group’s results and financial position, although they will expand the disclosures in certain areas.

2.26	Correction of error

During 2006, management identified that one of the Company’s subsidiaries had incorrectly recognised revenue for certain customer arrangements and omitted certain expenses from its financial results reported to the Company. Collectively, the incorrect revenue recognition and expense omission issues resulted in excessive revenue being reported by the Company and an understatement of the amounts due to the subsidiary’s suppliers and customers. Consequently, the management concluded that the previously reported financial results should be restated to reflect the correction of these errors. The impact on the originally published consolidated financial statements for the year ended 31 December 2005 is provided on the following page.

As explained in Note 2.25, the statement of cash flows was corrected to ensure proper classification in accordance with IAS 7 Cash flows.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.26	Correction of error (continued)

		2005
		USD’000
Income statement
Sales		(3,158)
Other revenue		(222)
Cost of sales		(5,513)
General and administrative expenses		(335)
Sales and distribution expenses		(7,579)

Loss for the period		(16,807)

Balance sheet
Intangible assets		(2,266)
Inventories		(2,230)
Trade and other receivables		(3,334)
Trade and other payables		(7,240)
Provisions		(1,708)

Equity		(16,778)

	Share	GDR
	USD	USD
Earnings per share/GDR
Total
(Decrease) in basic earnings per	(0.96)	(0.19)
(Decrease) in diluted earnings per	(0.96)	(0.19)

	Share	GDR
	USD	USD
Continuing operations
(Decrease) in basic earnings per	(0.96)	(0.19)
(Decrease) in diluted earnings per	(0.96)	(0.19)
The restatement had no impact on the Company’s net assets at 31 December 2003 and 2004 and on the income statement for the years ended 31 December 2003 and 2004.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
2	Significant accounting policies (continued)

2.26	Correction of error (continued)

The following items in the consolidated income statement and the consolidated balance sheet have been restated as follows.

	2005	2005	2005
	USD’000	USD’000	USD’000
	Previously reported	Impact	Restated
Total revenue	1,174,084	(3,380)	1,170,704
Cost of sales	(514,003)	(5,513)	(519,516)
Gross profit	660,081	(8,893)	651,188
Operating profit	207,077	(16,807)	190,270
Profit before tax	188,747	(16,807)	171,940
Income tax	(5,091)	—	(5,091)
Loss from discontinued operations	(258,812)	—	(258,812)
Profit for the year	(75,156)	(16,807)	(91,963)

Non-current assets	775,224	(2,266)	772,958
Current assets	900,418	(5,564)	894,854
Total assets	1,675,642	(7,830)	1,667,812
Non-current liabilities	250,189	—	250,189
Current liabilities	374,360	8,948	383,308
Total equity	1,051,093	(16,778)	1,034,315
Total liabilities and equity	1,675,642	(7,830)	1,667,812
In relation to the consolidated statement of cash flows, the restatement had no effect on the amounts of net cash provided by operating activities.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
3	Segment information

Business segments are Generics, Pharma Chemicals which includes sales of Azithromycin and other active pharmaceutical ingredients, and non-core (which includes DDDI (diagnostics, disinfectants, dialysis, and infusions) and Animal Health and Agrochemicals).

Segment information for the years ended 31 December 2004 and 2003 and as at 31 December 2004 and 2003 differ from segment information originally published in the annual reports for the respective years. They have been restated and reclassified to conform with segment information for the year ended 31 December 2005 and as at 31 December 2005.

The segments are managed separately due to the differences in marketing strategies and in production technologies. Segment information is based on internal management accounts. Inter-segment sales from Pharma Chemicals to Generics of USD 12,231 thousand (2004: USD 7,454 thousand, 2003: USD 7,450 thousand) has been excluded from Pharma Chemicals’ revenue. These sales are made at standard cost price, which reflects direct costs and manufacturing overheads allocated at normal levels of production.

The segmental operating result does not include corporate overheads (administrative expenses of corporate support functions), goodwill impairment, or certain items of income, which are not directly attributable to the reported business segments. Information about interest income and expense, and income taxes is not provided on a segment level as the segments are reviewed based on operating profit.

Geographical reporting segments are secondary to business segments. Geographical revenue information is based on the geographical location of customers.

Discontinued operations is discussed in Note 4.

For the year ended 31 December 2005 — Restated — Note 2

		Proprietary	Pharma	Non-	Non-
	Generics	(a)	Chemicals	core	allocated	Group
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Gross segment sales	792,314	208,059	138,893	57,392	9,290	1,205,948
Intersegment sales	—	—	(12,231)	—	—	(12,231)
Total revenue	792,314	208,059	126,662	57,392	9,290	1,193,717
Gross profit	390,049	170,761	63,480	19,959	5,284	649,533
Operating profit/(loss)	5,578	(11,310)	47,873	606	(34,747)	8,000
Net financing expenses	—	—	—	—	—	(19,084)
Share of profit of associate	—	—	—	—	—	754
Profit before tax	—	—	—	—	—	(10,330)
Income tax expense	—	—	—	—	—	(5,091)
Profit after tax before loss from sale of discontinued operations	—	—	—	—	—	(15,421)
Loss from sale of discontinued operations	—	—	—	—	—	(76,542)
Loss for the year	—	—	—	—	—	(91,963)

Other segment information
Depreciation (Note 11)	50,551	2,284	11,710	2,941	536	68,022
Amortisation (Note 12)	14,864	20,774	—	23	180	35,841
Impairment – restructuring (Note 6)	21,018	38,823	2,354	—	—	62,195

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
3	Segment information (continued)

For the year ended 31 December 2004 — Restated — Note 2

			Pharma		Non-
	Generics	Proprietary(a)	Chemicals	Non-core	allocated	Group
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Gross segment sales	704,126	225,322	131,014	55,311	21,814	1,137,587
Intersegment sales	—	—	(7,454)	—	—	(7,454)
Total revenue	704,126	225,322	123,560	55,311	21,814	1,130,133
Gross profit	346,793	208,330	59,007	18,997	16,190	649,317
Operating profit/(loss)	37,674	100,832	49,664	(1,438)	(22,223)	164,509
Net financing expenses	—	—	—	—	—	(23,696)
Share of loss of associate	—	—	—	—	—	(220)
Profit before tax	—	—	—	—	—	140,593
Income tax expense	—	—	—	—	—	(12,970)
Profit for the year	—	—	—	—	—	127,623

Other segment information
Depreciation (Note 11)	47,155	4,085	11,013	2,998	1,537	66,788
Amortisation (Note 12)	14,457	8,376	—	16	14,033	36,882
For the year ended 31 December 2003 — Restated — Note 2

			Pharma		Non-
	Generics	Proprietary(a)	Chemicals	Non-core	allocated	Group
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Gross segment sales	635,458	259,730	124,137	53,252	7,476	1,080,053
Intersegment sales	—	—	(7,450)	—	—	(7,450)
Total revenue	635,458	259,730	116,687	53,252	7,476	1,072,603
Gross profit	342,041	238,208	42,897	19,563	4,384	647,093
Operating profit/(loss)	42,816	155,318	16,754	(1,281)	(24,962)	188,645
Net financing expenses	—	—	—	—	—	(21,965)
Share of loss of associate	—	—	—	—	—	—
Profit before tax	—	—	—	—	—	166,680
Income tax expense	—	—	—	—	—	(20,821)
Profit for the year	—	—	—	—	—	145,859

Other segment information
Depreciation	38,613	6,503	10,723	1,953	287	58,079
Amortisation	11,666	6,533	—	11	13,337	31,547

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
3	Segment information (continued)

(a)	Proprietary business segment – continuing and discontinued operations

For the year ended	31 December 2005 - Restated - Note 2			31 December 2004 - Restated - Note 2			31 December 2003 - Restated - Note 2
	Continuing	Discontinued	Total	Continuing	Discontinued	Total	Continuing	Discontinued	Total
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Total revenue	185,046	23,013	208,059	200,959	24,363	225,322	242,922	16,808	259,730
Gross profit	172,416	(1,655)	170,761	189,487	18,843	208,330	224,304	13,904	238,208
Operating profit/(loss)	170,960	(182,270)	(11,310)	180,426	(79,594)	100,832	196,489	(41,171)	155,318
Continuing operations include:
•	royalty income from Pfizer for the sale of Zithromax (Azithromycin) on the US and international markets in the amount of USD 160,257 thousand (2004: USD 169,798 thousand, 2003: USD 182,457 thousand). PLIVA was entitled to receive royalty income from the sale of Zithromax in the US market until November 2005. The royalty rights on other markets expire between 2006 and 2009. Royalty income from the sale of Zithromax (Azithromycin) on the US market represented 84% (31 December 2004: 82%, 31 December 2003: 86%) of the total royalty revenue, and

•	revenue from a small number of remaining proprietary products that will not be divested.
Discontinued operations are discussed in Note 4.

	2005 - Restated - Note 2		2004		2003
Revenue by geographical destination	USD ’000%		USD ’000%		USD ’000%
Croatia	181,211	15.2	191,342	16.9	164,203	15.3

International
North America	473,359	39.6	467,315	41.3	467,971	43.6
Western Europe	239,529	20.1	206,392	18.3	186,590	17.4
Central and Eastern Europe	289,124	24.2	251,586	22.3	240,362	22.4
Other	10,494	0.9	13,498	1.2	13,477	1.3

Total International	1,012,506	84.8	938,791	83.1	908,400	84.7

Total revenue	1,193,717	100.0	1,130,133	100.0	1,072,603	100.0

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
3	Segment information (continued)

Segment assets and liabilities

For the year ended 31 December 2005 — Restated — Note 2

			Pharma
	Generics	Proprietary	Chemicals	Non-core	Group
	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
Total segment assets	972,080	143,473	96,481	64,602	1,276,636
Non-segment assets					391,176

Total assets					1,667,812

Total segment liabilities	102,363	20,732	5,370	10,433	138,898
Non-segment liabilities					494,599

Total liabilities					633,497

For the year ended 31 December 2004 — Restated — Note 2

			Pharma
	Generics	Proprietary	Chemicals	Non-core	Group
	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
Total segment assets	1,082,673	443,899	165,193	64,644	1,756,409
Non-segment assets					211,002

Total assets					1,967,411

Total segment liabilities	146,349	55,408	11,242	11,535	224,534
Non-segment liabilities					499,727

Total liabilities					724,261

Segment assets consist primarily of property, plant and equipment, receivables and inventories.

Segment liabilities consist of trade accounts payable.

Non-segment assets and liabilities consist of assets and liabilities which cannot be reasonably attributed to the reported business segment such as deferred tax, financial assets and liabilities, cash, marketable securities, other investments and debt.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
3	Segment information (continued)

The table below shows the carrying amount of segment assets and additions to property, plant and equipment and intangible assets by geographical area in which the assets are located.

	2005 – Restated - Note 2		2004 – Restated - Note 2
	Total assets	Additions	Total assets	Additions
	USD ’000	USD ’000	USD ’000	USD ’000
Croatia	765,673	37,981	878,309	37,955
North America	318,593	6,056	548,195	162,215
Western Europe	320,585	17,344	250,542	13,525
Central and Eastern Europe	262,241	18,874	289,448	16,636
Other	720	1,050	917	567

Total	1,667,812	81,305	1,967,411	230,898

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
4	Non-current assets classified as held for sale and discontinued operations

Discontinued operations

Following an in-depth strategic review and evaluation of its core activities PLIVA’s management decided to exit the Proprietary business segment and focus operations on its generic business and production of Active Pharmaceutical Ingredients (“API”). The related assets and liabilities were either reflected in the calculation of the gain or loss on disposal (for the transactions that were completed during 2005) or classified as held for sale at 31 December 2005 (for the transaction that is expected to be completed in 2006).

The first step in exiting the Proprietary business was divestment of the exclusive licence for the sale of SANCTURA (trospium chloride) in the USA. This was completed in June 2005, resulting in a loss of USD 99,979 thousand recognised in the income statement for the six month ended 30 June 2005 (reported as loss on sale of discontinued operations). The loss was calculated based on proceeds in the amount of USD 45,000 thousand received in July 2005. Of that amount, USD 6,750 thousand was paid to an escrow account and will be available after a twelve month period provided that all indemnification obligations are met. Management believes that the Group will meet all indemnification requirements and, accordingly, the total USD 45,000 thousand was recognised in net proceeds from the disposal. The Group may be entitled to a further maximum of USD 95,000 thousand in future periods as part of a royalty/licence arrangement based on the achievement of certain sales milestones.

The next important milestone in exiting the Proprietary business was the sale of VoSpire that was completed in November 2005, resulting in a gain of USD 23,438 thousand (reported within loss on sale of discontinued operations). The gain was calculated based on proceeds of USD 32,000 thousand received in November 2005. The Group may be entitled to a further maximum of USD 35,500 thousand in future periods conditional on the occurrence of certain events and based on the achievement of certain sales milestones.

Given the uncertainty in occurrence of the events and sales milestones that would entitle PLIVA to the conditional proceeds related to SANCTURA and VoSpire, management has not recognised any of these amounts in the net proceeds. Please refer to Note 33 for events after the balance sheet date.

Consequently, these transactions generated a pre-tax loss of USD 76,542 thousand (reported as loss on sale of discontinued operations). Due to uncertainty of the recoverability of the related deferred tax asset of USD 26,789 thousand, this asset has not been recognised resulting in the after-tax loss being equal to the pre-tax loss.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
4	Non-current assets classified as held for sale and discontinued operations (continued)

Discontinued operations (continued)

The sale of PLIVA’s Research Institute represented the last step in exiting the Proprietary business. See Note 33 for details of this transaction, which occurred in May of 2006. Since the transaction was realised in 2006, no gain or loss on sale has been reported in 2005. However, transactions related to the Research Institute’s activities have been presented as discontinued operations in PLIVA’s consolidated profit and loss account (see “Assets held for sale” below).

Discontinued operations are classified in the business segment “Proprietary”.

Results of discontinued operations for year ended 31 December:

	2005	2004	2003
	USD’000	USD’000	USD’000
Sales	23,013	24,363	16,516
Other revenue	—	—	292
Cost of sales	(24,668)	(5,520)	(2,904)

Gross profit	(1,655)	18,843	13,904
General and administrative expenses	(10,164)	(16,111)	(20,455)
Research and development expenses	(23,897)	(33,746)	(26,815)
Selling and distribution expenses	(64,757)	(49,140)	(7,617)
Restructuring costs	(81,797)	—	(420)

Results from operating activities	(182,270)	(80,154)	(41,403)
Income tax expense	—	—	—

Loss after tax but before gain/(loss) on sale of discontinued operations	(182,270)	(80,154)	(41,403)

Gain/(loss) on sale of discontinued operations	(76,542)	—	—
Tax on gain/(loss) on sale of discontinued operations	—	—	—

Profit/(loss) for the period	(258,812)	(80,154)	(41,403)

Effect of the disposal on individual assets and liabilities of the Group:

2005
USD ´000
Property, plant and equipment	3,413
Intangible assets	147,846
Inventories	2,283

Net identifiable assets and liabilities	153,542

Consideration received, satisfied in cash	77,000
Cash disposed of	—

Net cash inflow	77,000

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
4	Non-current assets classified as held for sale and discontinued operations (continued)

Assets held for sale

As at 31 December 2005, assets held for sale comprise Research Institute related assets (discontinued operations) and production related assets in AWD.pharma GmbH & Co. KG, PLIVA’s subsidiary in Germany (continuing operations). See Note 33 - Subsequent events.

An impairment loss of USD 17,012 thousand on the measurement of the assets held for sale (in relation to the divestment of production related assets) to fair value less cost to sell has been recognised and is included in restructuring expenses in the continuing operations column of the income statement.

No gain or loss on the measurement to fair value less costs to sell of the Research Institute’s related assets has been recognised, as the carrying value does not exceed fair value less costs to sell.

The disposal groups comprised the following assets and liabilities (net of loss recognised on measurement of the assets held for sale to fair value less cost to sell):

	2005	2005	2005
	USD’000	USD’000	USD’000
	Continuing	Discontinued	Total
Asset classified as held for sale
Disposal groups classified as held for sale
Property, plant and equipment (Note 11)	4,739	9,204	13,943
Intangible assets (Note 12)	112	1,837	1,949
Receivables (Note 15)	—	1,385	1,385
Current assets (Notes 17 and 18)	—	1,079	1,079

Total carrying amount	4,851	13,505	18,356

Liabilities classified as held for sale
Current liabilities (Note 25)	—	2,598	2,598

Total carrying amount	—	2,598	2,598

The total net carrying amount, net of impairment, of the disposal group at 31 December 2005 is USD 15,758 thousand. Assets held for sale relating to the continuing business are reported in the Generics segment and the disposal group held for sale relating to discontinuing business is reported in Proprietary segment.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
5	Other revenue

	2005	2004	2003
	USD’000	USD’000	USD’000
Profit from sale of subsidiary (Note 30)	4,277	—	—
Commitment fee for CNS products	5,000	—	—
Non-refundable upfront payment (Note 32)	5,000	—	—
Down payments from out-licensing	2,062	2,474	—
Profit from sale of assets	1,646	1,903	399
Proceeds from litigations	—	13,986	—
Other revenue	19,307	23,898	27,359

Total	37,292	42,261	27,758

6	Restructuring costs

During 2003, the Group incurred certain one off costs in respect of the re-organisation of the Group structure (“New PLIVA”), which was implemented on 1 January 2004.

As partly explained in Note 4, during 2005 PLIVA continued its efforts to streamline its operations and to concentrate on its generics business and Active Pharmaceutical Ingredients (“API”) production. These efforts included two major transactions, namely exit from the Proprietary business segment (see Notes 33 and 4 for more details) and divestment of the manufacturing plant in Germany (see Note 33 for more details). However, they also included several smaller projects such as the streamlining of PLIVA’s Pharma Chemicals operations (API production), Generics manufacturing operations and other operations in the Czech Republic.

Restructuring costs caused by the exit from the Proprietary business segment amounted to USD 81,797 thousand. Out of that, USD 32,121 thousand related to the sale of the exclusive licence for the sale of SANCTURA and included severance payments in the amount of USD 8,425 thousand and other expenses in relation to the sale of SANCTURA in the amount of USD 23,696 thousand. A further USD 36,945 thousand related to impairments caused by the termination of various proprietary development projects and USD 12,731 thousand related to severance payments, consulting fees, impairment of equipment used in proprietary projects and accruals for already committed costs related to the terminated projects.

Divestment of the manufacturing plant in Germany resulted in USD 22,237 thousand of restructuring costs, primarily related to the asset impairments.

Streamlining of Pharma Chemicals operations in Croatia and other operations in the Czech Republic will result in the delisting of a number of smaller products and closure of part of the production plant producing those products. Related restructuring costs amounted to USD 8,948 thousand, out of which USD 4,534 thousand relates to asset impairments and USD 4,414 thousand to various cash charges for severance payments and site restoration.

Streamlining of Generics manufacturing operations resulted in downsizing causing severance payments of about USD 5,218 thousand.

Various other projects resulted in restructuring costs of USD 4,411 thousand bringing the total restructuring costs for 2005 to the amount of USD 122,611 thousand.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
6	Restructuring costs (continued)

	2005	2005	2005	2004	2003	2003	2003
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	Continuing	Discontinued	Total	Total	Continuing	Discontinued	Total
Severance payments	13,001	9,980	22,981	—	17,962	—	17,962
Asset impairment	23,421	38,774	62,195	—	7,776	—	7,776
Other restructuring expenses	4,392	33,043	37,435	—	7,853	420	8,273

Total	40,814	81,797	122,611	—	33,591	420	34,011

Out of the total restructuring costs, USD 24,928 thousand is included in the restructuring provisions as at 31 December 2005 (2004: USD 5,289 thousand; 2003: USD 5,728 thousand) (Note 24).

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
7	Net financial expenses

	2005	2004	2003
		Restated - Note 2	Restated- Note 2
	USD’000	USD’000	USD’000
Interest:
Income	7,029	4,270	3,011
Expense	(17,190)	(13,791)	(10,960)

Other financial expenses (net)	(11,030)	(12,647)	(9,776)
Net foreign exchange gains/(losses)	2,107	(1,528)	(4,240)

Total	(19,084)	(23,696)	(21,965)

8	Staff costs

	2005	2004	2003
		Restated - Note 2	Restated - Note 2
	USD’000	USD’000	USD’000
Wages and salaries	268,965	246,813	209,498
Severance	907	2,388	18,910
Equity settled transactions (Note 27)	1,242	1,621	564
Cash settled transactions (Note 27)	518	125	11
Other	4,620	3,800	12,571

Total	276,252	254,747	241,554

As at 31 December 2005 the number of employees in the Group was 6,137 (2004: 6,654, 2003: 6,780).

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
9	Income tax expense

	2005	2004	2003
	Restated - Note 2	Restated - Note 2	Restated - Note 2
	USD’000	USD’000	USD’000

Current tax expense	790	15,836	37,942

Deferred tax expense

Origination and reversal of temporal differences	(1,067)	(6,214)	(17,121)
Utilisation of previously recognised deferred tax assets	—	3,348	—
Reversal of previously recognised deferred tax assets	5,368	—	—

	4,301	(2,866)	(17,121)

Total income tax expense in income statement	5,091	12,970	20,821

A reconciliation of tax expense as reported in the income statement and taxation at the statutory rate is detailed in the table below:

	2005	2004	2003
	Restated - Note 2	Restated - Note 2	Restated - Note 2
	USD’000	USD’000	USD’000

Profit before tax from continuing operations	171,940	220,747	208,083

Tax calculated at Croatian statutory rate of 20%	34,388	44,149	41,617

Expenses not allowable for income tax purposes	6,540	11,882	13,323
Income not subject to tax	(1,664)	(2,311)	(3,349)
R&D and education — double deduction	(12,777)	(13,421)	(18,921)
Temporary difference previously not recognised	(4,881)	(4,217)	(1,235)

Tax losses utilised (previously not recognised)	(4,290)	(1,013)	—

Tax losses not recognised as deferred tax assets	9,646	12,171	5,766

Reversal of previously recognised deferred tax assets	5,368	—	—
(Profit) loss incurred by companies exempt from income tax	(3,192)	(6,496)	—
Under (over) provision from prior years	739	(834)	55
Effects of different tax rates in other countries	(24,786)	(26,940)	(16,435)

Total income tax expense	5,091	12,970	20,821

Effective tax rate	2.96%	5.88%	10.01%

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
10	Earnings per share and GDR

	2005			2004			2003
	Restated -	Restated -	Restated -	Restated -	Restated -	Restated -	Restated -	Restated -	Restated -
	Note 2	Note 2	Note 2	Note 2	Note 2	Note 2	Note 2	Note 2	Note 2
	Continuing	Discontinued	Total	Continuing	Discontinued	Total	Continuing	Discontinued	Total
	USD	USD	USD	USD	USD	USD	USD	USD	USD
Earnings per share
Basic	9.58	(14.85)	(5.27)	11.94	(4.61)	7.33	10.82	(2.39)	8.43
Diluted	9.50	(14.70)	(5.20)	11.83	(4.56)	7.27	10.72	(2.36)	8.36

Earnings per GDR
Basic	1.92	(2.97)	(1.05)	2.39	(0.92)	1.47	2.16	(0.48)	1.68
Diluted	1.90	(2.94)	(1.04)	2.36	(0.91)	1.45	2.14	(0.47)	1.67
Basic earnings per share are calculated by dividing the net profit of the Group for the year by the weighted average number of shares outstanding, calculated as set out below.

Diluted earnings per share are calculated by dividing the adjusted net profit of the Group for the year by the adjusted weighted average number of shares outstanding, calculated as set out below.

The Company’s shares are traded on the Zagreb Stock Exchange, and on the London Stock Exchange in the form of Global Depositary Receipts (“GDR’s”). Five GDR’s are equivalent to one share; accordingly the earnings per GDR are calculated by dividing earnings per share by five.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
10	Earnings per share and GDR (continued)

Adjusted net profit is arrived at as follows:

	2005			2004			2003
	Restated -		Restated -	Restated -	Restated -		Restated -	Restated -	Restated -
	Note 2		Note 2	Note 2	Note 2		Note 2	Note 2	Note 2
	Continuing	Discontinued	Total	Continuing	Discontinued	Total	Continuing	Discontinued	Total
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Profit for the year (basic)	166,941	(258,812)	(91,871)	207,658	(80,154)	127,504	187,617	(41,403)	146,214
After tax effects of interest on convertible bank loan	390	—	390	200	—	200	175	—	175

Adjusted profit for the year (diluted)	167,331	(258,812)	(91,481)	207,858	(80,154)	127,704	187,792	(41,403)	146,389

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
10	Earnings per share and GDR (continued)

Weighted average number of shares is arrived at as follows:

	2005	2004	2003
	number of shares	number of shares	number of shares
Shares outstanding excluding treasury shares at 1 January	17,420,768	17,358,110	17,296,480
Effect of treasury shares purchased, sold or granted in year	3,971	42,827	31,417

Weighted average number of shares (basic)	17,424,739	17,400,937	17,327,897

Effect of conversion of loan notes	135,593	135,593	135,593
Effect of share options on issue	51,694	36,888	48,380

Weighted average number of shares (diluted)	17,612,026	17,573,418	17,511,870

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
11	Property, plant and equipment

	Land and		Assets in course
	buildings	Equipment	of construction	Total
	USD’000	USD’000	USD’000	USD’000
Cost
At 1 January 2004	544,896	557,878	36,998	1,139,772
Additions	31	2,343	51,424	53,798
Transfer from assets in course of construction	12,318	44,779	(57,097)	—
Disposals	(25,843)	(49,735)	(1,379)	(76,957)
Other movements	(1,013)	—	—	(1,013)
Effects of foreign exchange movements	51,001	54,274	3,523	108,798

At 31 December 2004	581,390	609,539	33,469	1,224,398

At 1 January 2005	581,390	609,539	33,469	1,224,398
Additions	564	5,698	37,952	44,214
Transfer from assets in course of construction	16,400	20,392	(36,792)	—
Disposals	(1,767)	(14,617)	(1,363)	(17,747)
Disposal of subsidiary (Note 30)	(5,381)	(627)	—	(6,008)
Transfer to assets held for sale (Note 4)	(15,861)	(38,800)	(98)	(54,759)
Effects of foreign exchange movements	(50,927)	(56,072)	(2,820)	(109,819)

At 31 December 2005	524,418	525,513	30,348	1,080,279

Accumulated depreciation and impairment losses
At 1 January 2004	181,195	358,569	959	540,723
Charge for the year	17,760	49,028	—	66,788
Disposals	(23,257)	(47,596)	(846)	(71,699)
Effects of foreign exchange movements	15,675	34,558	172	50,405

At 31 December 2004	191,373	394,559	285	586,217

At 1 January 2005	191,373	394,559	285	586,217
Charge for the year	17,762	50,260	—	68,022
Disposals	(1,058)	(10,999)	—	(12,057)
Disposal of subsidiary (Note 30)	(2,301)	(502)	—	(2,803)
Transfer to assets held for sale (Note 4)	(13,115)	(27,660)	(41)	(40,816)
Impairment	2,818	2,680	3,740	9,238
Measurement to fair value less costs to sell (asset held for sale)	9,608	6,967	42	16,617
Effects of foreign exchange movements	(15,970)	(38,530)	(198)	(54,698)

At 31 December 2005	189,117	376,775	3,828	569,720

Carrying amount
At 1 January 2004	363,701	199,309	36,039	599,049
At 31 December 2004	390,017	214,980	33,184	638,181

At 1 January 2005	390,017	214,980	33,184	638,181
At 31 December 2005	335,301	148,738	26,520	510,559

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
11	Property, plant and equipment (continued)

Borrowing costs

No borrowing costs have been capitalised during 2005, 2004 or 2003.

Transfer from property, plant and equipment to assets held for sale

In January 2006 PLIVA signed the agreement for the divestment of a manufacturing plant in Germany. Consequently, relevant assets were classified as assets held for sale and measured at the lower of fair value (less costs to sell) and carrying amount. This resulted in an impairment charge of USD 16,617 thousand that was recorded within restructuring expense in the continuing business. The assets are held for sale and not depreciated. As explained in Note 33, the transaction was completed in May 2006.

Asset in course of construction

Assets in course of construction include works on existing production facilities in the amount of USD 4,684 thousand (2004: USD 15,095 thousand) and on new production facilities in the amount of USD 6,607 thousand.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
12	Intangible assets

			Development
	Patents, licences		costs and
	and similar rights (1)	Goodwill	advances	Total
	USD’000	USD’000	USD’000	USD’000
Cost
At 1 January 2004	164,080	195,229	15,544	374,853
Additions	162,861	—	14,239	177,100
Transfer from development	4,613	—	(4,613)	—
Disposals	(14,705)	—	(51)	(14,756)
Effects of foreign exchange movements	6,440	13,696	2,074	22,210

At 31 December 2004	323,289	208,925	27,193	559,407

At 1 January 2005	323,289	136,064	27,193	486,546
Additions	13,697	—	23,394	37,091
Transfer from development	9,138	—	(9,138)	—
Disposals	(158,605)	(7,004)	(391)	(166,000)
Transfer to assets held for sale (Note 4)	(1,810)	(1,683)	—	(3,493)
Effects of foreign exchange movements	(9,996)	(8,997)	(3,361)	(22,354)

At 31 December 2005	175,713	118,380	37,697	331,790

Accumulated amortisation and impairment losses
At 1 January 2004	47,731	53,467	—	101,198
Charge for the year	22,954	13,928	—	36,882
Disposals	(10,246)	—	—	(10,246)
Effects of foreign exchange movements	3,139	5,466	—	8,605

At 31 December 2004	63,578	72,861	—	136,439

At 1 January 2005	63,578	—	—	63,578
Charge for the year	35,841	—	—	35,841
Disposals	(15,692)	—	—	(15,692)
Transfer to assets held for sale (Note 4)	(1,544)	—	—	(1,544)
Impairment	15,612	—	26,782	42,394
Measurement to fair value less costs to sell (asset held for sale)	395	—	—	395
Effects of foreign exchange movements	(5,004)	—	(3)	(5,007)

At 31 December 2005	93,186	—	26,779	119,965

Carrying amount
At 1 January 2004	116,349	141,762	15,544	273,655
At 31 December 2004	259,711	136,064	27,193	422,968

At 1 January 2005	259,711	136,064	27,193	422,968
At 31 December 2005	82,527	118,380	10,918	211,825

(1)	Patents, licences and similar rights relate primarily to externally purchased product rights (or product rights acquired through business combinations) related to approved or marketed products

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
12	Intangible assets (continued)

Disposals

Of the total disposals in 2005, USD 140,842 thousand relates to divestment of previously capitalised proprietary products. See Note 4 for details. The majority of this amount related to the carrying amount of SANCTURA at the time of its divestment (USD 137,500 thousand).

Impairment

Of the total impairment in 2005, USD 36,945 thousand relates to the impairment of previously capitalised proprietary products, as explained in Note 6.

Goodwill

Goodwill has been allocated to cash-generating units. Pursuant to the discontinuance of the Proprietary business segment, a portion of goodwill that relates to the discontinued operations was calculated on the basis of the relative values of the operations disposed of and the portion of the cash-generating unit retained.

A portion of goodwill relating to Proprietary business attributable to the divestment of the exclusive licence for the sale of SANCTURA (trospium chloride) in the USA and VoSpire (USD 7,004 thousand) was included in the calculation of loss on sale. For additional details, refer to Note 4.

A portion of goodwill attributable to assets held for sale was reclassified from intangible assets to assets held for sale.

Amortisation charge and impairment

The amortisation charge for patents, licences and similar rights was recorded in following positions in the income statement:

	2005	2004	2003
		Restated - Note 2	Restated - Note 2
	USD’000	USD’000	USD’000
Cost of sales	30,343	16,610	12,181
General and administrative expenses	3,173	4,147	3,251
Research and development expenses	1,301	1,070	2,069
Selling and distribution expenses	1,024	1,127	721

Total	35,841	22,954	18,222

In accordance with IFRS 3 Business Combinations goodwill is no longer amortised from 1 January 2005. The amortisation charge for goodwill for the previous period was recorded in the following position in the income statement:

	2005	2004	2003
	USD’000	USD’000	USD’000
General and administrative expenses	—	13,928	13,325

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
12	Intangible assets (continued)

Amortisation charge and impairment (continued)

Impairment was recorded in following positions in the income statement:

	2005	2004	2003
	USD’000	USD’000	USD’000
Cost of goods sold	2,270	—	—
Research and development expenses	3,179	—	—
Restructuring expenses	36,945	—	—

Total	42,394	—	—

Impairment test for cash-generating units containing goodwill

The following units have significant carrying amounts of goodwill:

	2005	2004
	USD’000	USD’000
Generics	89,494	96,397
Pharma Chemicals	24,840	26,756
Proprietary	4,046	12,911

Total	118,380	136,064

The recoverable amount of all three units is based on value in use calculations.

Generics and Pharma Chemicals units

The value in use calculations use cash flow projections based on a three-year business plan approved by senior management. A pre-tax discount rate of 9% was used in discounting the projected cash flows. The recoverable amount of cash-generating units exceeds their carrying amount.

The movement in goodwill between 31 December 2004 and 31 December 2005 relates solely to foreign exchange movements.

Proprietary unit

The value in use calculations use cash flow projections based on a three-year business plan and terminal value calculated using a negative 10% growth rate, in line with PLIVA’s decision to exit Proprietary business. A pre-tax discount rate of 15%, reflecting the higher risk related to proprietary products, was used in discounting the projected cash flows. The recoverable amount of the cash-generating unit exceeds its carrying amount.

The movement in goodwill between 31 December 2004 and 31 December 2005 relates to:
•	portions of goodwill related to SANCTURA and VoSpire that were divested during 2005 (see Note 4),

•	classification of goodwill in the amount of USD 1,683 thousand as part of a disposal group held for sale, and

•	foreign exchange movements.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
12	Intangible assets (continued)

Key assumptions used in value in use calculation of Generics unit are:

Assumption	How determined
Launches of new products generating significant sales and profit	Based on patent expiry data for individual products and development status of these products in PLIVA’s development

Significant sales from newly launched products	Current market value for proprietary products, estimated number of generic competitors, price drop after patent expiry based on previous experience

Low single digit drop in existing product sales	Based on historical experience

Lower production costs	Based on successful rationalization of manufacturing sites
Key assumptions used in value in use calculation of Pharma Chemicals unit are:

Assumption	How determined
Significant drop in sales due to Azithromycin (the most important product) patent expiry	Based on the fact that the US patent expired in November 2005 and that, even though the previous patent owner continued to purchase Azithromycin from PLIVA, due to the entrance of generic competition both volumes and prices are expected to drop significantly compared to 2005 and previous years

Significant internal sales to Generics unit	Since PLIVA launched generic Azithromycin in the USA, together with a small number of other generic competitors, it is expected that the Pharma Chemicals unit will compensate part of the above-stated sales drop with growth in internal sales

Continuation of sales of the remaining Pharma Chemicals product portfolio (non-azithromycin)	Based on management assessment of future market for these products

Drop in gross margins in 2006 with slow recovery from 2007	Based on the above stated drop in sales followed by successful rationalisation of manufacturing sites
Key assumptions used in value in use calculation of Proprietary unit are:

Assumption	How determined
Sales of remaining proprietary products	Based on historical experience and assessment of future market potential of these products, that will from 2006 be integrated into Generics division

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
13	Investment in associate

	2005	2004
	USD ’000	USD ’000
At 1 January	11,386	10,709
Share of profit of associate	754	(220)
Elimination of unrealised profit on sale of inventories	(1,226)	—
Foreign exchange movements	(1,090)	897

At 31 December	9,824	11,386

On 31 December 2005, PLIVA d.d. had a 24.71% ownership interest in Medika d.d. (2004: 24.71%). Medika d.d. is a wholesaler that supplies pharmacies, hospitals and other health institutions with a wide range of medical merchandise. The fair value of the investment was USD 10,112 thousand (based on the closing bid price quoted on the Zagreb Stock Exchange on 30 December 2005).
Share of profit of associate is not reported in any segment, while elimination of unrealised profit on sale of goods is reported in segment “Generics”.
14	Other investments

	2005	2004
	USD ’000	USD ’000
Non-current portion:
Other investments	70	1,208
Available-for-sale investments (i)	423	312
Held-to-maturity investments	410	587

Total non-current portion	903	2,107

Current portion:
Fair value through profit or loss	3,392	—
Available-for-sale investments (i)	—	321
Other investments	—	—

Total current portion	3,392	321

(i)	Available-for-sale investments are carried at fair value except for those which are not traded in active markets which are measured at amortised cost less impairment.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
15	Receivables

	2005	2004
	USD ’000	USD ’000
Secured housing loans to employees (i)	2,817	3,017
Other loans and advances (ii)	1,552	5,285

Total	4,369	8,302

(i)	Secured housing loans to employees are granted for the purchase of housing. These loans bear interest at favourable rates and have an original maturity of up to 30 years and are carried at amortised cost using market rates for discounting. At 31 December 2005, USD 498 thousand relating to secured housing loans for employees of the Research Institute were classified as part of a disposal group held for sale (refer to note 4).

(ii)	Loans bear interest at rates of 0% to 6% per annum and are measured at amortised cost using market rates for discounting. At 31 December 2005, USD 887 thousand of such loans was classified as part of a disposal group held for sale (refer to Note 4).

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
16	Deferred tax assets and liabilities

The movement in deferred tax assets and liabilities (prior to offsetting of balances within the same jurisdiction) during the year relates to the temporary differences as follows:

	Provisions
	and
	accruals	Depreciation	Other	Total
Deferred tax assets	USD ’000	USD ’000	USD ’000	USD ’000
At 1 January 2004	31,616	1,093	6,691	39,400
Credited to net profit	2,683	530	465	3,678
Exchange differences	529	119	855	1,503

At 31 December 2004	34,828	1,742	8,011	44,581

At 1 January 2005	34,828	1,742	8,011	44,581
(Charged)/credited to net profit	(7,240)	(701)	7,544	(397)
Write off of previously recognised deferred tax assets	(1,161)	(554)	(3,653)	(5,368)
Exchange differences	(94)	(69)	(640)	(803)

At 31 December 2005	26,333	418	11,262	38,013

	Provisions
	And
	accruals	Depreciation	Other	Total
Deferred tax liabilities	USD ’000	USD ’000	USD ’000	USD ’000
At 1 January 2004	(318)	(1,321)	(1,538)	(3,177)
Charged to net profit	(1,038)	(99)	325	(812)
Exchange differences	(128)	(355)	(120)	(603)

At 31 December 2004	(1,484)	(1,775)	(1,333)	(4,592)

At 1 January 2005	(1,484)	(1,775)	(1,333)	(4,592)
(Charged)/credited to net profit	1,345	221	(102)	1,464
Exchange differences	149	155	96	400

At 31 December 2005	10	(1,399)	(1,339)	(2,728)

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
16	Deferred tax assets and liabilities (continued)

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred income taxes relate to the same tax authority. The following amounts, determined after appropriate offsetting, are shown in the consolidated balance sheet:

	2005	2004
	USD’000	USD’000
Deferred tax assets	35,478	40,748
Deferred tax liabilities	(193)	(759)

	35,285	39,989

Deferred tax assets resulting from tax losses in the amount of USD 76,664 thousand (2004: USD 26,365 thousand, 2003: USD 13,311 thousand) have not been recognised as it is not probable that future taxable profit will be available against which the Group can utilise the benefits therefrom. Unrecognised tax losses are available as follows:

	2005	2004	2003
	USD’000	USD’000	USD’000

31 December 2004	—	—	13,311
31 December 2005	—	26,365	13,311
31 December 2006	76,664	26,365	13,311
31 December 2007	76,664	26,228	13,184
31 December 2008	76,656	26,070	13,039
31 December 2009	74,851	23,332	9,715
31 December 2010	69,204	17,947	8,755
31 December 2011 to 31 December 2015	63,096	13,920	8,518

31 December 2016 to 31 December 2025	61,842	12,309	7,290

Thereafter	2,587	3,034	2,786

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
17	Inventories

	2005	2004
	Restated - Note 2
	USD ’000	USD ’000
Raw materials	57,299	74,433
Work in progress	37,665	32,842
Finished products and trading goods	113,176	136,368
Inventory payments on account	349	1,249
Inventories in transit	930	2,542
Other	2,575	3,893

Total	211,994	251,327

At 31 December 2005, USD 459 thousand relating to inventories in the Research Institute was classified as part of a disposal group held for sale (refer to Note 4).
18	Trade and other receivables

	2005	2004
	Restated - Note 2	Restated - Note 2
	USD ’000	USD ’000
Trade receivables — gross	337,589	389,339
Trade receivables — impairment	(20,949)	(24,698)

Trade receivables — net	316,640	364,641
Receivables from employees	1,484	1,312
Receivables from state	25,459	20,739
Prepaid expenses	6,434	8,280
Current portion of long-term receivables	1,047	1,964
Fair value of derivative instruments (Note 26)	577	2,134
Other receivables	9,729	8,544

Total	361,370	407,614

At 31 December 2005, USD 620 thousand of trade and other receivables were classified as part of a disposal group held for sale (refer to Note 4). Trade receivables impairment is recorded under selling and distribution expenses.
19	Cash and cash equivalents

	2005	2004
	USD ’000	USD ’000
Cash with banks	72,682	64,352
Bills of exchange	203	—
Deposits	224,012	103,501

Total	296,897	167,853

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
20	Equity
(i)	At 31 December 2005 the authorised, issued and paid-up share capital comprised 18,592,648 ordinary shares (2004: 18,592,648, 2003: 18,592,648). All shares have a par (nominal) value of HRK 100. The nominal value of shares in the remaining part of this note has been expressed in USD and has been computed based on the HRK/USD exchange rates in effect for the relevant transaction.

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.

(ii)	The treasury shares comprise the nominal value of the Company’s own shares held by the Group. At 31 December 2005 the Group held 1,149,493 (2004: 1,171,880, 2003: 1,234,535) of the Company’s shares.

(iii)	At 31 December 2005 the amount of legal reserves included within legal and other reserves was USD 21,937 thousand (2004: USD 18,340 thousand, 2003: 17,840 thousand). The transfer to legal reserves in the year of USD 3,322 thousand (2004: USD 500 thousand, 2003: 793 thousand) was based on local company law requirements. Legal reserves are generally not distributable.

The remaining balance of legal and other reserves consists of capital reserves totaling USD 2,614 thousand (2004: USD 238 thousand, 2003: USD 1,173 thousand).

(iv)	The translation reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations whose functional currency differs from USD, the presentation currency.

(v)	During 2005, PLIVA d.d. sold or granted 22,387 (2004: 62,655, 2003: 61,633) treasury shares, with a total nominal value of USD 362 thousand (2004: USD 1,017 thousand, 2003: 920 thousand) for USD 1,107 thousand (2004: USD 1,933 thousand, 2003: 1,313 thousand). The difference between the sale price and nominal values of these shares is recorded in the share premium reserve. All of these shares (2004: 42,230, 2003: 30,873) were sold under the option plan (Note 27 – Share based payments).

(vi)	On 5 May 2004 the General Assembly approved a dividend in respect of 2003 of HRK 16.00 (USD 2.62) per share totaling USD 46,092 thousand after adjusting to exclude treasury shares (2003: HRK 17.00 per share (USD 2.54), totaling USD 43,899 thousand for 2002).

On 14 June 2005 the General Assembly approved a dividend in respect of 2004 of HRK 12.00 (USD 2.10) per share totaling USD 36,661 thousand, after adjusting to exclude treasury shares.

On 28 February 2006 the Management Board proposed a dividend in respect of 2005 of HRK 12.00 per share, which amounts to USD 1.95 according to the Croatian National Bank mid-exchange rate effective on 28 February 2006. The dividend was paid out from retained earnings after approval by the General Assembly.

Until 1 January 2005 (foreign individuals) and 2 August 2005 (for foreign entities) dividends paid out of profits realised in the years preceding 2001 were generally not subject to withholding tax or dividend tax. Dividends paid out of profits realised in the years 2001 to 2004 were generally subject to withholding tax. Dividend payments to foreign individuals and foreign entities were generally subject to 15% withholding tax (subject to double tax treaties) whilst dividend payments to domestic individuals were subject to 15% dividend tax.

From 1 January 2005 dividends paid to foreign individuals (and from 2 August 2005 to foreign entities) are not subject to withholding tax.

(vii)	As at 31 December 2005 distributable reserves of the Company were HRK 5,830,826 thousand (USD 935,386 thousand using HRK/USD exchange rate applicable at 31 December 2005).

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
21	Minority interest

	2005	2004
	USD ’000	USD ’000
At 1 January	5,676	4,488
Share of (loss)/profit for the year in PLIVA Krakow and Lachema	(92)	119
Foreign exchange movements	(455)	1,069

At 31 December	5,129	5,676

22	Interest bearing loans and borrowings

	2005	2004
	USD ’000	USD ’000
Long-term interest bearing loans and borrowings
Secured bank loans (ii)	1,909	5,000
Unsecured bank loans (iii)	133,571	156,404
Bonds issued	87,538	100,487
Finance lease liabilities	—	—
Due on flats sold by installment (iv)	518	598

	223,536	262,489

Current interest bearing loans and borrowings
Unsecured bank loans (iii)	—	1,345
Commercial paper	—	115,833
Current portion of long-term interest bearing loans and borrowings
Secured bank loans (ii)	5,674	20,000
Unsecured bank loans (iii)	97,948	35,037
Finance lease liabilities	—	2
Due on flats sold by installment (iv)	162	355

	103,784	172,572

Total interest bearing loans and borrowings	327,320	435,061

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
22	Interest bearing loans and borrowings (continued)
Interest rates and terms of repayment as at 31 December 2005 were as follows:

	Interest rate		Less than	1-2	2-5	More than 5
	(i)	Total	1 year	years	years	years
	%	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
Secured bank loans
USD 5,000 (ii)	2.96 – 4.98	5,000	5,000	—	—	—
HRK 16,100	4.6	2,583	674	1,909	—	—

Unsecured bank loans
USD 145,636 (iii)	2.96 – 5.17	145,636	36,349	63,991	45,296	—
EUR 72,295	2.84 – 3.57	85,539	61,515	20,086	3,938	—
CZK 2,427	nil	99	82	17	—	—
Other	—	245	2	—	243	—

Bonds issued (vi)
EUR 75,000	5.75	87,538	—	—	—	87,538

Due on flats sold by installment (iv)	—	680	162	162	356	—

At 31 December 2005		327,320	103,784	86,165	49,833	87,538

(i)	The majority of long-term loans have variable interest rates based on LIBOR and EURIBOR. The interest rates included in the table above represent range of interest rates for 2005. The effect of certain variable to fixed interest rate swaps is disclosed in Note 26 – Financial instruments.

(ii)	Loan is secured by the Azithromycin royalty revenue stream.

(iii)	Unsecured bank loans include a loan of USD 10,000 thousand, which contains the right to convert into shares of PLIVA d.d. at an effective rate of USD 73.75 per share until 1 December 2006 (2004: USD 73.75 per share) at the option of the lender.

(iv)	Amounts due on flats sold by installment include loans granted to employees for the purchase of flats and other funds, representing 65% of the value of flats and receivables arising from loans granted for flats sold by installment under applicable regulations.

(v)	Under the terms of loan agreements concluded between PLIVA d.d. and its various bankers, the Group is obliged to maintain specific financial covenants, which have been complied with.

(vi)	In May 2004, PLIVA d.d. launched a EUR 75 million fixed rate bond issue from which proceeds of EUR 73.69 million were received. The bonds will mature in 2011. The bonds carry a fixed interest rate of 5.75% p.a. payable every six months. The fair value of the bond is EUR 84,821 thousand.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
22	Interest bearing loans and borrowings (continued)

Interest rates and terms of repayment as at 31 December 2004 were as follows:

	Interest rate		Less than	1-2	2-5	More than 5
	(i)	Total	1 year	years	years	years
	%	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
Secured bank loans
USD 25,000	1.61 – 2.36	25,000	20,000	5,000	—	—
HRK 20,300	4.8	3,601	1,605	—	—	1,996

Unsecured bank loans
USD 80,000	1.75 – 3.12	78,294	8,195	19,561	50,538	—
EUR 78,833	3.15 – 5.30	107,283	23,362	83,921	—	—
SIT 117,000	6.50	664	664	—	—	—
CZK 59,707	Nil – 4.96	2,664	2,556	89	19
Other	—	280	—	—	280	—

Commercial papers
EUR 86,000	2.95 – 3.40	115,833	115,833	—	—	—

Bonds issued
EUR 75,000	5.75	100,487	—	—	—	100,487

Finance lease	—	2	2	—	—	—

Due on flats sold by installment (iv)	—	953	355	355	243	—

At 31 December 2004		435,061	172,572	108,926	51,080	102,483

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
23	Employee benefits

	2005	2004
	USD ’000	USD ’000
		Restated - Note 2
Long-term employee benefits (i)	5,965	6,918
Defined pension plan benefits (ii)	8,949	9,417
Cash settled transaction liability (Note 27)	638	146

Total	15,552	16,481

(i)	Long-term employee benefits comprise early retirement and post-retirement benefits, accruals for estimated bonuses, and the long-term portion of management incentive plans.

(ii)	The defined benefit pension plan mainly relates to one subsidiary, AWD.pharma GmbH & Co. KG.
Movement in net liability for defined benefit obligations recognised in the balance sheet:

	2005	2004
	USD ’000	USD ’000
Net liability for defined benefit obligations at 1 January	9,417	7,759

Expense recognised in the income statement	800	884
Effect of foreign exchange rate changes	(1,268)	774

Net liability for defined benefit obligations at 31 December	8,949	9,417

The amounts recognised in the income statement relating to the defined benefit pension plan are as follows:

	2005	2004
	USD ’000	USD ’000
Current service cost	264	273
Interest cost	476	457
Deferred compensation	60	154

Total	800	884

The principal actuarial assumptions used were as follows:

	2005	2004
	%	%
Discount rate	5.25	5.75
Future salary increase	2.75	2.75
Future pension increase	1.25	1.25

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
24	Provisions

	Environmental
	and legal matters	Restructuring	Other	Total
	USD ’000	USD ’000	USD ’000	USD ’000
Long term
At 1 January 2004	4,492	—	—	4,492
Increase made during the year	81	—	296	377
Transfer to current provision	(704)	—	—	(704)
Reversal of provisions	(2,014)	—	—	(2,014)
Foreign exchange movements	(80)	—	46	(34)

At 31 December 2004	1,775	—	342	2,117

At 1 January 2005	1,775	—	342	2,117
Increase made during the year	2,858	511	864	4,233
Reversal of provisions	(93)	—	(247)	(340)
Foreign exchange movements	(42)	(21)	(56)	(119)

At 31 December 2005	4,498	490	903	5,891

Current
At 1 January 2004	—	5,728	2,126	7,854
Increase made during the year	197	477	2,136	2,810
Transfer from long-term provisions	704	—	—	704
Provisions used during the year	—	(1,105)	(2,155)	(3,260)
Foreign exchange movements	122	189	593	904

At 31 December 2004	1,023	5,289	2,700	9,012

At 1 January 2005	1,023	5,289	2,700	9,012
Increase made during the year	1,755	59,970	1,603	63,328
Provisions used during the year	(954)	(40,329)	(2,559)	(43,842)
Foreign exchange movements	(156)	(492)	(157)	(805)

At 31 December 2005	1,668	24,438	1,587	27,693
Environmental and legal
This provision includes USD 3,784 thousand for environmental matters and USD 2,382 thousand for legal matters (2004: USD 1,675 thousand for environmental matters and USD 1,123 thousand for legal matters).
Restructuring
As described in Note 4, programmes started during the year with the intention to streamline operations of the Group and to concentrate on generics business and API production will materially change the scope of business undertaken by the Group or the manner in which business is conducted. Provision includes only the costs necessarily entailed by the restructuring which are not associated with the recurring activities of the Group.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
25	Trade and other payables

	2005	2004
	USD ’000	USD ’000
	Restated - Note 2	Restated - Note 2
Trade payables	76,199	92,083
Amounts due to employees	24,083	22,660
Contributions and taxes	8,208	9,494
Fair value of derivative instruments (Note 26)	1,701	1,138
Advances received	782	431
Provision for sales returns, chargebacks and other	89,904	81,744
Deferred revenue	666	20,149
Other liabilities and accrued charges	39,937	26,636

Total	241,480	254,335

As at 31 December 2005, USD 2,598 thousand of trade and other payables were classified as part of disposal group held for sale (refer to Note 4).

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
26	Financial instruments

Financial risk management
(i)	Financial risk factors
The Group’s activities expose it to a variety of financial risks, including the effects of: changes in market prices, foreign currency exchange rates and interest rates. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. Risk management is carried out by a central treasury department (Group Treasury) under policies approved by the Management Board.
(ii)	Foreign exchange risk
The Group operates internationally and is exposed to foreign exchange risk arising from various currencies. Additionally, the Company has a number of investments in foreign subsidiaries, whose net assets are exposed to currency translation risk. Current Group policies do not include active hedging, but the Group has used some forward and option contracts to hedge its exposure to foreign currency risk.
(iii)	Interest rate risk
The Group’s income and operating cash flows are dependent on changes in market interest rates. The majority of the Group’s borrowings are stated at variable rates. Group treasury policies include use of interest rate swaps and forward rate agreements for hedging of future interest payments.
(iv)	Liquidity and credit risk
The Group’s liquidity risk management includes maintaining sufficient cash and working capital, and availability of funding through an adequate amount of committed credit facilities.
Credit risk with respect to loan receivables is limited due to their dispersion among various customers. The Group has no significant concentrations of credit risk.
Derivative instruments
Operating cash flows denominated in a foreign currency are in part economically hedged using foreign currency forward contracts. As at 31 December 2005, the Group’s exposure to interest rate risk attributable to certain borrowings bearing variable interest rate were partially economically hedged using interest rate swap contracts and forward rate agreements. These derivatives are accounted for as trading instruments.
Additionally, the Group entered into an interest swap agreement to hedge its interest rate risk arising from fixed interest bonds issued during 2004. This transaction is accounted for as a fair value hedge of interest rate risk.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
26	Financial instruments (continued)

Derivative instruments (continued)

Derivatives accounted for as trading instruments (OTC products)

Gains and losses on the fair value of derivative instruments accounted for as trading instruments are recognised in the income statement. The table below summarises the contractual amount of these derivative instruments, their fair values at 31 December 2003, 2004 and 2005 and remaining periods to maturity:

	Notional amount, remaining life				Fair values
	Up to 3	3-12	1-5
	months	months	years	Total	Assets	Liabilities
2005	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
Derivative instruments accounted for as trading instruments (OTC products):
Foreign exchange forward contracts	349,478	2,434	—	351,912	—	1,630
Interest rate swaps	—	—	49,580	49,580	20	—
Forward rate agreement	—	441,220	—	441,220	557	71

Total	349,478	443,654	49,580	842,712	577	1,701

	Notional amount, remaining life				Fair values
	Up to 3	3-12	1-5
	months	months	years	Total	Assets	Liabilities
2004	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
Derivative instruments accounted for as trading instruments (OTC products):
Foreign exchange forward contracts	171,165	6,682	—	177,847	1,997	519
Interest rate swaps	8,044	17,425	20,000	45,469	32	611
Forward rate agreement	—	93,044	75,000	168,044	105	8

Total	179,209	117,151	95,000	391,360	2,134	1,138

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
26	Financial instruments (continued)

Derivative instruments (continued)

Fair value hedge of interest rate risk

In May 2004, PLIVA d.d. launched a EUR 75 million fixed rate bond bearing a fixed interest rate of 5.75% per annum payable every six months. In order to hedge its exposure to interest rate risk, PLIVA d.d. entered into an interest rate swap under which it pays a floating rate and receives a fixed rate. As hedge accounting is applied, interest from the interest rate swap is presented together with interest payable on the bonds. The fair value of the interest rate swap is netted against fair value of the interest part of the bonds. Any net effect is included in the income statement as gains and losses from non-trading instruments.

	Notional amount, remaining life					Fair values
	Up to 3	3-12	1-5
	months	months	years	More than 5 years	Total	Assets	Liabilities
	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
2005
Derivative instruments accounted for as fair value hedges of interest rate risk
Interest rate swaps	—	—	—	88,740	88,740	3,502	—

2004
Interest rate swaps	—	—	—	102,067	102,067	3,638	—

Floating rates are based on rates implied in the yield curve at 31 December 2004 and 2005.
These may change significantly, affecting future cash flows.

	2005	2004
Pay-floating swap – notional amount (USD ’000)	88,740	102,067
Average pay rate (%)	3.80%	3.81%
Average receive rate (%)	5.75%	5.75%

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
26	Financial instruments (continued)

Derivative instruments (continued)

Estimation of fair values

Investments

Fair value is based on quoted market prices at the balance sheet date.

Derivatives

Forward exchange contracts are marked to market using listed market prices. For interest rate swaps market quotes are used. Those quotes are back tested using pricing models or discounted cash flow techniques. Where discounted cash flow techniques are used, estimated future cash flows are based on management’s best estimates and the discount rate is a market related rate for a similar instrument at a balance sheet date. Where other pricing models are used, inputs are based on market related data at the balance sheet date.

Interest bearing loans and borrowings

Fair value is calculated based on discounted expected future principal and interest cash flows.

Trade and other receivables/payables

For receivables/payables with a remaining life of less than one year, the notional amount is deemed to reflect the fair value. All other receivables/payables are discounted to determine the fair value.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
27	Share based payments

Share option scheme

PLIVA d.d. has four share-based payment arrangements with Group employees including non-board executives (“Directors”) and Management Board members. Details of the arrangements are described below:

	Share options	Share options	Share appreciation rights	Share appreciation rights
Arrangement	Management Board	Directors	Management Board	Directors
Nature of the arrangement Vesting conditions	Grant of share options Employment at date of vesting There are no market conditions associated with the share options granted	Grant of share options Employment at date of vesting There are no market conditions associated with the share options granted	Share appreciation rights Employment at date of vesting There are no market conditions associated with the share appreciation rights granted	Share appreciation rights Employment at date of vesting There are no market conditions associated with the share appreciation rights granted
Vesting period	Three years	The first upcoming 1st of January following two full years after the Date of Grant or such other date specified by the Management Board at the Date of Grant	Three years	The first upcoming 1st of January following two full years after the Date of Grant or such other date specified by the Management Board at the Date of Grant
Exercise period	Seven years	From March 2005: four years Previously: two to three years	Seven years	From March 2005: four years Previously: two to three years
Settlement	Shares	Shares	Cash	Cash

Valuation model
Volatility (%) – based on historic volatility	23.519% — 49.371%
Risk free interest rate (%) – government bonds with similar maturity	3.524% - 6.157%
Dividend yield	Up to 4.10%
Departures – based on historic data on options forfeited	4%
Valuation model	Trinomial

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
27	Share based payments (continued)

Reconciliation of movement in the number of options:

	Share options	Share options
	Management Board	Directors	Share appreciation rights	Share appreciation rights
	granted after 7 November 2002	granted after 7 November 2002	Management Board	Directors
Number of options
At 1 January 2003	13,000	23,000	—	876
Granted during the year	17,335	52,488	—	1,804
Forfeited during the year	—	—	—	—

At 31 December 2003	30,335	75,488	—	2,680

	Share options	Share options
	Management Board	Directors
	granted before 7 November 2002	granted before 7 November 2002
Number of options
At 1 January 2003	29,919	102,047
Forfeited during the year	—	(7,565)
Exercised during the year	(7,200)	(23,673)

At 31 December 2003	22,719	70,809

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
27	Share based payments (continued)

Reconciliation of movement in the number of options:

	Share options	Share options
	Management Board	Directors	Share appreciation rights	Share appreciation rights
	granted after 7 November 2002	granted after 7 November 2002	Management Board	Directors
Number of options
At 1 January 2004	30,335	75,488	—	2,680
Granted during the year	20,400	32,585	—	12,807
Forfeited during the year	—	(11,880)	—	—
Expired during the year	—	(14,386)	—	—

At 31 December 2004	50,735	81,807	—	15,487

Number of options (in GDRs)			—	—
Outstanding at 1 January 2004			15,000	30,000

At 31 December 2004			15,000	30,000

	Share options	Share options
	Management Board	Directors
	granted before 7 November 2002	granted before 7 November 2002
Number of options
At 1 January 2004	22,719	70,809
Forfeited during the year	—	(5,100)
Exercised during the year	(2,050)	(25,794)
Expired during the period	—	(250)

At 31 December 2004	20,669	39,665

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
27	Share based payments (continued)

Reconciliation of movement in the number of options:

	Share options	Share options
	Management Board	Directors	Share appreciation rights	Share appreciation rights
	granted after 7 November 2002	granted after 7 November 2002	Management Board	Directors
Number of options
At 1 January 2005	50,735	81,807	—	15,487
Granted during the year	22,400	9,290	—	14,450
Forfeited during the year	—	(563)	—	(235)

At 31 December 2005	73,135	90,534	—	29,702

Exercisable at 31 December 2005	13,000	26,200	—	1,476

Number of options (in GDRs)
Outstanding at 1 January 2005			15,000	30,000
Granted during the year			93,150	270,000

At 31 December 2005			108,150	300,000

Exercisable at 31 December 2005			—	—

	Share options	Share options
	Management Board	Directors
	granted before 7 November 2002	granted before 7 November 2002
Number of options
At 1 January 2005	20,669	39,665
Exercised during the year	(8,669)	(13,718)

At 31 December 2005	12,000	25,947

Exercisable at 31 December 2005	12,000	25,947

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
27	Share based payments (continued)

According to the Principles of Corporate Governance of the Company, the Remuneration and Nomination Committee makes recommendations to the Supervisory Board on the Company’s framework for Management Board remuneration. The elements of remuneration should ensure that the interests of the Management Board members correspond to shareholders’ interests. In this way significant part of management’s remuneration is linked to the results of the Group.

Therefore, the Group grants options and share appreciation rights to members of the Management Board and other senior management. The options and share appreciation rights are issued for no consideration.

Under the current plan, options and share appreciation rights vest at earliest on the first upcoming 1st of January following two full years after the Date of Grant and expire after two to seven years from the vesting date.

Rights to receive options or share appreciation rights are defined in contracts. Options and share appreciation rights are granted annually. Number of options and share appreciation rights granted depends on the performance of individuals and/or Group. Each option entitles them to acquire PLIVA d.d. shares (one share per option) at a predetermined exercise price and share appreciation rights give right to receive cash in the gross amount of the difference in prices at the exercise date.

The weighted average share price at the date of exercise for share options exercised during the year was USD 70.34.

Terms of options outstanding at 31 December:

	Exercise price	2005
Expiry date - options	(USD)	number of options
3 May 2006	55.65 – 64.86	28,560
31 December 2006	42.41 – 65.45	16,063
31 December 2007	51.87 – 65.45	31,889
31 December 2008	56.94 – 63.14	41,113
8 December 2011	57.46	18,000
31 December 2011	42.99 – 58.37	17,838
8 December 2012	64.86	15,800
8 December 2013	60.38 – 61.06	19,255
8 December 2014	59.52	20,400
8 December 2015	47.92	22,400

		231,318

	Exercise price	2005
Expiry date - GDRs	(USD)	number of GDRs
31 December 2010	14.23 – 14.29	45,000
31 December 2011	9.12 – 12.48	270,000
8 December 2014	13.45	8,150
8 December 2015	12.56	85,000

		408,150

Exercise prices on outstanding options have been translated at the closing HRK/USD rate at 31 December 2005 (except for the options that are defined in USD, that are included in the above table at the contracted amount).

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
27	Share based payments (continued)

The amount recognised in the financial statements (before taxes) for share based payment transactions with Group employees can be summarised as follows:

	2005	2004	2003
		Restated - Note 2	Restated - Note 2
	USD ’000	USD ’000	USD ’000
Expense
Equity settled arrangements
Share options granted to members of Management Board	560	427	178
Share options granted to directors	682	1,194	386
Cash settled arrangements
Share appreciation rights granted to members of Management Board	33	10	—
Share appreciation rights granted to directors	485	115	11

Total expense	1,760	1,746	575

Liability for cash settled arrangements
Share appreciation rights granted to members of Management Board	43	10
Share appreciation rights granted to directors	595	136

Total liability	638	146

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
28	Commitments and contingencies

Capital commitments

The purchase costs of property, plant and equipment and intangible assets as contracted with suppliers but not settled at 31 December are as follows:

	2005	2004
	USD ’000	USD ’000
Property, plant and equipment	12,054	1,658
Intangible assets	454	12,789

Total	12,508	14,447

Operating lease commitments – where a Group company is the lessee

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

	2005	2004	2003
	USD ’000	USD ’000	USD ’000
Not later than 1 year	5,780	7,287	5,246
Later than 1 year and not later than 5 years	16,096	19,835	13,432
Later than 5 years	8,145	16,682	9,563

Total	30,021	43,804	28,241

During 2005, USD 12,655 thousand was recognised as an expense in the income statement in respect of operating leases (2004: USD 10,408 thousand; 2003: USD 7,032 thousand).

Contingencies

A United States subsidiary of PLIVA d.d., PLIVA Inc., along with a number of other companies, is a defendant in a number of lawsuits pending in the United States in which the plaintiffs claim to have sustained personal injuries as a result of using products containing phenylpropanolamine (“PPA”). PLIVA Inc., which was acquired by a subsidiary of PLIVA d.d. in 2002, terminated its manufacture of PPA products in the first quarter of 2001. PLIVA Inc. was a contract manufacturer of products containing PPA and two of such customers have sought indemnification from PLIVA Inc. with respect to PPA-related personal injury claims that have been asserted against them. PLIVA Inc. has insurance available and the insurer has been funding the defence costs incurred by PLIVA Inc. and the settlement costs of those litigation cases which have been settled. PLIVA Inc. also has certain contractual indemnification rights against the former owner of PLIVA Inc. PLIVA Inc. intends to defend the actions vigorously. PLIVA d.d. also has been named as a defendant in several of these actions, and believes that it has meritorious defences to the claims that have been asserted.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
29	Subsidiaries

All subsidiaries are wholly owned unless otherwise stated below:

PLIVA HRVATSKA d.o.o. , Croatia
PLIVA Slovakia s.r.o., Slovakia
PLIVA — ISTRAZIVACKI INSTITUT d.o.o., Croatia
Mixis Genetics Ltd., Great Britain
Mixis France S.A., France - 99.92%
PLIVA — ISTRAZIVANJE I RAZVOJ d.o.o., Croatia
Globalni Poslovni Servisi — IT d.o.o., Croatia
Pharmaing d.o.o., Croatia
PLIVA ESOP d.o.o., Croatia
PLIVA ZDRAVLJE d.o.o., Croatia
Punctum studio d.o.o., Croatia
PLIVA RUS Ltd, Russia
VETERINA d.o.o., Croatia
VETERINA POLSKA d.o.o., Poland
PLIVA LJUBLJANA d.o.o., Slovenia
PLIVA SARAJEVO d.o.o., Bosnia and Herzegovina
PLIVA SKOPJE d.o.o.e.l., Macedonia
Pharmazug AG, Switzerland
PLIVA International AG, Switzerland
Europharma d.o.o., Croatia

PLIVA Pharma UK Ltd, Great Britain

PLIVA Pharma Ltd., Great Britain
PLIVA USA, Inc., USA
PLIVA London Ltd., Great Britain
PLIVA Global Finance AG, Switzerland
PAM Property Management Kft., Hungary
PAM USA Inc., USA
PLIVA Inc., USA
Odyssey Pharmaceuticals Inc, USA
PLIVA Pharma Holding B.V., Netherlands
PLIVA Finance B.V., Netherlands

PAM Hungary Kft, Hungary

AWD.pharma GmbH&Co.KG, Germany
ACCEDDO Arzneimittel GmbH, Germany

AWD.pharma Sp.z.o.o., Poland

ASTA Medica spol.S.r.o., Slovakia
AWD.pharma GmbH&Co.KG, Armenia
PLIVA Pharma S.p.a., Italy
PLIVA Pharma SAS, France
PLIVA Pharma Iberia S.A., Spain
Laboratories Edigen S.A., Spain
AWD.pharma Beteiligungs-GmbH, Germany
PLIVA Pharma GmbH, Germany
SIA AWD.pharma, Latvia

UAB Vokišku vaistu didmena, Lithuania

PLIVA Hungaria Kft., Hungary
PLIVA-Lachema a.s., Czech Republic - 96.92%
PLIVA CZ s.r.o., Czech Republic
Lachema s.r.o., Czech Republic
PLIVA-LACHEMA diagnostika s.r.o., Czech Republic
Lachema International, Russia
PLIVA KRAKOW SA, Poland - 96.79%
PLIVA Research India Private Ltd., India

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
30	Acquisition/Disposal of subsidiary

Acquisitions

On 31 January 2003, the Group acquired all the shares of Edigen SA, a Spanish pharmaceutical company based in Madrid, for a total cash consideration of USD 10.4 million (EUR 9.3 million). The acquisition has been accounted for using the purchase method of accounting.

Disposals

In January 2003, the Company sold its subsidiary Adria Servis d.o.o. for consideration of USD 1,373 thousand payable by cash of USD 671 thousand, with the balance being settled by offset against payables during 2003.

In July 2003, the company sold its subsidiary Media Log d.o.o. for a consideration of USD 401 thousand of which USD 75 thousand was paid in cash during 2003. The balance of USD 326 thousand remains outstanding as an interest free loan receivable, repayable in equal monthly installments from 15 January 2004 to 15 June 2007.

Effective from 31 December 2003, the Company’s subsidiary PLIVA Pharma Holding B.V. sold its subsidiary PLIVA Pharma Nordic A/S for nil consideration.

In June 2005, the company sold its subsidiary Velaris d.o.o. for a consideration of USD 7,917 thousand, which was received in cash during 2005.

Effects of disposal

The disposal had the following effect on the Group’s assets and liabilities:

	Acquisition	Disposal	Acquisition	Disposal	Acquisition	Disposal
	2005	2005	2004	2004	2003	2003
	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000	USD ’000
Non-current assets (Note 11)	—	(3,205)	—	—	2,869	(6,302)
Current assets	—	(134)	—	—	4,231	(3,967)
Cash and cash equivalents	—	(301)	—	—	567	(902)
Current liabilities	—	—	—	—	(2,158)	4,355
Non-current liabilities	—	—	—	—	(1,607)	500

Net identifiable assets	—	(3,640)	—	—	3,902	(6,316)

Goodwill on acquisition					4,992	—

Consideration (paid)/received, satisfied in cash	—	7,917	—	—	(8,894)	746
Re-payment of debt	—	—	—	—	(2,033)	—
Cash acquired/(disposed of)	—	(301)	—	—	567	(233)

Net cash outflow/(inflow)	—	7,616	—	—	(10,360)	513

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
31	Related party transactions

Associate

The following transactions were carried out with Medika d.d.:

	2005	2004	2003
	USD ’000	USD ’000	USD ’000
Sales of goods and services:	47,557	50,284	43,967

Year-end receivables:	23,245	25,661	23,540

Purchases of goods and services:	10	16	—

Year-end liabilities:	—	12	—

Transactions with Medika d.d. are carried out on an arm’s length basis.

Management Board

Short-term employee benefits

During 2005, remuneration in the amount of USD 1,446 thousand (2004: USD 2,617 thousand, 2003: USD 2,262 thousand) was paid to the Management Board.

Equity compensation benefits

During 2005, the Management Board members exercised 8,669 share options at USD 415 thousand representing shares with market value of USD 589 thousand (2004: 9,510 share options at USD 486 thousand representing shares with a market value of USD 806 thousand, 2003: 13,200 share options at USD 608 thousand representing shares with market value of USD 961 thousand).

Details on share based payments are given in Note 27.

Supervisory Board

During 2005, remuneration in the amount of USD 513 thousand (2004: USD 519 thousand, 2003: USD 351 thousand) was paid to the Supervisory Board.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
32	Significant accounting estimates and judgments

Critical accounting judgments in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, management has made the following judgments, apart from those involving estimations, which have the most significant effect on the amounts recognised in the financial statements:

Provision for committed costs related to project in development

In 2005 PLIVA decided to terminate all the activities related to several proprietary products in development and to recognize a full impairment loss of USD 36,945 thousand on all such products where development costs were previously capitalised. It also recognised a provision of USD 5,490 thousand for committed development costs. However, for one particular product, there was an indication that PLIVA might be able to sign a deal with an independent third party for the purchase of this product in exchange for future royalties based on sales. This party would also potentially accept to cover all committed development costs as well as any additional costs that would be required to complete the development. At the time of preparation of the 2005 annual report, management was of the opinion that it was reasonably uncertain that the deal would be signed and, consequently, decided to record the provision for committed costs.

Critical accounting estimates and sources

Estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Impairment of goodwill, other intangible assets and property, plant and equipment

The Group determines whether goodwill is impaired at least on an annual basis. This requires an estimation of the value in use of the cash-generating units to which the goodwill is allocated. Estimating the value in use requires the Group to make an estimate of the expected future cash flows from the cash-generating unit and also to choose a suitable discount rate in order to calculate the present value of those cash flows. The carrying amount of goodwill at 31 December 2005 was USD 118,380 thousands (2004: USD 136,064 thousands). More details are given in Note 12.

As disclosed in the Notes 11 and 12, the Group has significant carrying values of property, plant and equipment (USD 510,559 thousand) and intangible assets (USD 93,445 thousand), other than goodwill, that are also reviewed annually for impairment.

These impairment reviews are based on the expected future cash flows that are estimated by the Group and actual outcomes could vary significantly from such estimates. Factors such as closure of facilities or changes in their utilisation or lower than projected sales of products with capitalised rights could result in impairment.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
32	Significant accounting estimates and judgments (continued)

Revenue recognition

At 31 December 2005 Group has accrued for expected sales returns, chargebacks and other sales deductions in the amount of USD 89,904 thousand (refer to Note 25). Such estimates are based on analyses of existing contractual obligations, historical trends and the Group’s experience. Management believes that the accruals for sales deductions are adequate, based upon currently available information. As these deductions are based on management estimates, they may be subject to change as better information becomes available. Such changes could impact accruals recognised in the balance sheet in future periods and consequently the level of sales recognised in the income statement in future periods.

In addition to this, other income includes USD 5 million of non-refundable upfront payment received from Barr Pharmaceuticals Inc. when PLIVA entered into a development, supply and marketing agreement for the generic biopharmaceutical Granulocyte Colony Stimulating Factor (G-CSF). Management believes that it is appropriate to recognise the total amount as income in 2005.

Deferred tax asset

The Group is subject to income taxes in numerous jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes. As at 31 December 2005, the Group has recognised USD 35,478 thousands of deferred tax assets based on projected profitability of PLIVA’s subsidiaries in various jurisdictions. This projected profitability is dependant on a number of internal and external factors such as, but not limited to, the success of new product launches or changes in the local regulatory framework. If the projected profitability of PLIVA’s subsidiaries is not met, this may result in the impairment of part of the deferred tax assets.

Future milestones/royalties

As explained in the Note 4, PLIVA is entitled to a significant amount of proceeds related to the divestment of SANCTURA and VoSpire which is conditional on certain future events and achievement of sales milestones. These conditional proceeds have not been taken into account in calculating loss on sale of the discontinued business as management believes there is not sufficient certainty in realising relevant conditions.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
33	Subsequent events

Acquisition of USO Racional S.L. (“UR”)

On 14 February 2006, the Group acquired 100% of interest in USO Rational SA, a company incorporated in Spain, for USD 26,340 thousand (EUR 21,900 thousand) in cash consideration (which includes EUR 21,400 thousand paid for the assignment of loans). The company distributes generics products. In the period from 14 February 2006 to 30 June 2006 the company contributed a loss of USD 1,937 thousand to the condensed consolidated profit for the interim period.

If the acquisition had occurred on 1 January 2006, the estimated Group revenue from continuing operations would have been USD 542,417 thousand and profit before tax USD 51,721 thousand for the six month period ended 30 June 2006. These amounts have been calculated using the Group’s accounting policies and by adjusting the results of the subsidiary to reflect the additional amortization that would have been charged assuming the fair value adjustments to intangible assets had applied from 1 January 2006.

Effect of acquisition

The acquisition had the following effect on the Group’s assets and liabilities:

	Recognised
	value on	Fair value	Pre-acquisition
	acquisition	adjustments	carrying amounts
	USD’000	USD’000	USD’000
Property, plant and equipment	38	—	38
Intangible assets	15,287	7,099	8,188
Inventories	3,986	—	3,986
Trade and other receivables	2,710	—	2,710
Cash and cash equivalents	795	—	795
Trade and other payables	(1,570)	—	(1,570)

Net identifiable assets and liabilities	21,246	7,099	14,147

Goodwill on acquisition	5,094

Consideration paid, satisfied in cash	26,340
Cash acquired	(795)

Net cash outflow	25,545

The goodwill recognized on acquisition is attributable mainly to the significant synergies expected to be achieved from integrating the company into the Group’s existing Generics business and will be tested for impairment as part of the annual impairment testing carried out by the Group.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
33	Subsequent events (continued)

Reversal of the provision for committed costs related to project in development

In 2005 PLIVA decided to terminate all the activities related to several proprietary products in development and to recognize full impairment loss of USD 36,945 thousand on all such products where development costs were previously capitalized. It has also recognized a provision of USD 5,490 thousand for committed development costs. This provision related to one particular product, for which there was an indication that PLIVA might be able to sign a deal with an independent third party for the purchase of this product in exchange for future royalties based on sales. This party would also potentially accept to cover all committed development costs as well as any additional costs that would be required to complete the development. As explained in Note 32, at the time of preparation of the 2005 annual report, management was of the opinion that it was reasonably uncertain that the deal would be signed and, consequently, decided to record the provision for committed costs. By the time of the issuance of this report, this deal was signed and PLIVA was able to recover USD 4,597 thousand out of the USD 5,490 thousand.

Divestment of Research Institute

In May 2006, the Group disposed of all the shares in PLIVA – Research Institute Ltd. for total consideration of USD 35 million. In the period from 1 January 2006 to 30 April 2006 the subsidiary contributed a loss of USD 5,897 thousand to the consolidated profit for the interim period (USD 34,011 thousand in the period from 1 January 2005 to 31 December 2005).

2004
USD ’000
Disposal group held for sale
Property, plant and equipment	(10,115)
Intangible assets	(201)
Goodwill on acquisition	(1,841)
Inventories	(355)
Trade and other receivables	(3,553)
Cash and cash equivalents	(2,043)
Trade and other payables	2,541

Total disposal group held for sale	(15,567)

Consideration received, satisfied in cash	34,158
Consideration receivable (*)	810

Total consideration	34,968

(*)	Amount receivable based on the provisions of share purchase agreement (calculated based on changes in working capital and closing cash)
Divestment of manufacturing plant in Germany

On 4 May 2006 PLIVA announced that its German subsidiary AWD.pharma GmbH & Co. KG (“AWD”) completed the divestment of its manufacturing plant in Dresden, Germany. The sale of the German facility reflects a key step in the process of optimizing PLIVA’s manufacturing asset base and consolidation of production.

The closing of the transaction will not have a material impact on PLIVA Group results for 2006 given that associated restructuring charges of USD 22 million, mainly related to asset impairment, were reflected in its 2005 results. The transfer of production to more cost-efficient sites is ongoing and should be completed by 2008. Following divestment of the manufacturing plant, AWD will continue its sales and marketing activities in Germany.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
33	Subsequent events (continued)

Future milestones/royalties

As explained in the Note 4, PLIVA is entitled to a significant amount of proceeds related to the divestment of SANCTURA and VoSpire which is conditional on certain future events and achievement of sales milestones. These conditional proceeds have not been taken into account in calculating loss on sale of the discontinued business as management believed there was not sufficient certainty in realizing relevant conditions. As of 30 June 2006, PLIVA successfully collected USD 1,000 thousand of these conditional proceeds.

Dividend

On 29 August 2006 the General Assembly approved a dividend in respect of 2005 of HRK 12.00 (USD 2.11) per share totaling USD 37,173 thousand, after adjusting to exclude treasury shares (2005: HRK 12.00 (USD 2.10) per share totaling USD 36,661 thousand in respect of 2004). The dividend was paid on 31 August 2006.

Change of Control

On 24 October 2006, Barr’s European subsidiary has finalized the legal and regulatory requirements to acquire PLIVA.

Under the terms of Barr’s formal USD 2.5 billion cash tender offer, Barr made a payment of HRK 820 per share for all shares tendered during the offer period. The transaction has closed with 17,056,977 shares being tendered as part of the process, representing 92% of PLIVA’s total share capital being tendered to Barr. With the addition of the Treasury Shares held by PLIVA, Barr at that date owned or controlled in excess of 95% of PLIVA’s voting share capital.

Barr has indicated its intention to utilize the provisions provided for under Croatian law to acquire the remaining outstanding shares from minority shareholder interests and will undertake the necessary steps to initiate the purchase of these shares at HRK 820 per share, the same price offered to shareholders during the formal tender period. The duration of this process and the subsequent pay out to remaining shareholders is expected to be completed during the first quarter of 2007.

Stock Options

In accordance with PLIVA’s internal by-laws, the vesting date of stock options granted to its current and previous employees was accelerated at the Change in Control date. The Option Holders were entitled to exercise any existing options held from the date of the Change of Control to the expiry of a period ending three months from the Change of Control date. At the end of this period any unexercised portions of such option holder shall lapse. As a result of this accelerated vesting date, an additional USD 24.4 million of expenses related to share based payments was expensed in October 2006.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
33	Subsequent events (continued)

Management Board and Supervisory Board changes

On 31 October 2006 PLIVA announced changes to the Management Board of PLIVA d.d ., which resulted from the meeting of PLIVA’s Supervisory Board that was held on 30 October 2006 in Zagreb, Croatia.

PLIVA’s Management Board continues to be led by Zeljko Covic as President and Chief Operating Officer. Ivan Mijatovic remained as Member of the Board and Chief Financial Officer. PLIVA’s Executive Director of Global Research and Development Zdravka Knezevic has also been appointed as Member of the Board. Joining the Management Board from Barr are Paul M. Bisaro, President and Chief Operating Officer of Barr Pharmaceuticals, Inc. and Tim Sawyer, Vice President, Sales for Generic Products in Barr Laboratories, Inc.

At an extraordinary General Assembly held on 19 December 2006, a new Supervisory Board was elected and PLIVA’s Articles of Association were amended to reflect Barr’s legal and regulatory reporting requirements in the United States.

Resignations of Supervisory Board members: Massimo Armanini, Franjo Lukovic, Branko Jeren, Zdenko Adrovic, Slobodan Vukicevic, Ivan Vidakovic, Ettore del’Isolla, Ronald Freeman and Michael Unsworth were accepted, and the following new members were elected: Jack Kay , President & Chief Operating Officer of Apotex Inc.; George Peter Stephan, member of the Board of Directors of Barr Pharmaceuticals Inc.; Frederick Jay Killion, Senior Vice President and General Counsel of Barr Pharmaceuticals, Inc.; George Frederick Wilkinson, President & Chief Operating Officer of Duramed Pharmaceuticals Inc; Martin Zeiger, partner of the investment bank Life Sciences Funds of Sanders Morris Harris and consultant in the pharmaceutical industry area.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
34	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”)

The Company’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). The principal differences between IFRS and US GAAP are presented below together with explanations of certain adjustments that affect consolidated net income and total shareholders’ equity under US GAAP as of and for the years ended 31 December (in thousands of US Dollars):

	2005	2004
Net income (loss) reported under IFRS	(91,963)	127,623

US GAAP adjustments:
- Revenue recognition (a)	(5,452)	(1,413)
- In-process research and development (b)	11,400	—
- Goodwill (c)	(14,196)	13,928
- Deferred income on disposal of VoSpire (d)	(30,667)	—
- Licenses and similar rights (e)	49,985	(50,290)
- Restructuring (f)	8,194	(761)
- Pension expense and other post-employment benefits (g)	—	—
- Share-based compensation (h)	393	(730)
- Early retirement program (i)	(84)	(70)
- Derivatives (j)	212	3,634
- Minority interest (k)	92	(119)
- Other (l)	(21)	24
- Deferred taxes (m)	(4,144)	468

Total US GAAP adjustments	15,712	(35,329)

Net income (loss) under US GAAP	(76,251)	92,294

Earnings per share from continuing operations:
– Basic under US GAAP	8.79	12.70
– Diluted under US GAAP	8.74	12.60
Earnings per GDR from continuing operations:
– Basic under US GAAP	1.75	2.54
– Diluted under US GAAP	1.75	2.52

Earnings (loss) per share from discontinuing operations:
– Basic under US GAAP	(13.17)	(7.40)
– Diluted under US GAAP	(13.06)	(7.33)
Earnings (loss) per GDR from discontinuing operations:
– Basic under US GAAP	(2.63)	(1.48)
– Diluted under US GAAP	(2.61)	(1.47)

Earnings (loss) per share
– Basic under US GAAP (USD)	(4.38)	5.30
– Diluted under US GAAP (USD)	(4.32)	5.27
Earnings (loss) per GDR
– Basic under US GAAP (USD)	(0.88)	1.06
– Diluted under US GAAP (USD)	(0.86)	1.05

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
34	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)

The effect of the application of US GAAP on equity, as reported under IFRS, is set out in the table below (in thousands of US Dollars):

	2005	2004
Equity reported under IFRS	1,034,315	1,243,150

US GAAP adjustments:
- Revenue recognition (a)	(7,667)	(2,450)
- In-process research and development (b)	(3,000)	(14,400)
- Goodwill (c)	21,109	38,001
- Deferred income on disposal of VoSpire (d)	(30,667)	—
- License and similar rights (e)	(17,971)	(71,393)
- Restructuring (f)	8,791	650
- Pension expense and other post-employment benefits (g)	(946)	(271)
- Share-based compensation (h)	527	134
- Early retirement program (i)	561	742
- Derivatives (j)	3,502	3,638
- Minority interest (k)	(5,129)	(5,676)
- Other (l)	32	56
- Deferred taxes (m)	(3,415)	469

Equity under US GAAP	1,000,042	1,192,650

Changes in equity under US GAAP are set out in the table below (in thousands of US Dollars):

Equity under US GAAP at 31 December 2003		1,056,382

Net income under US GAAP		92,294
Other comprehensive income (loss):
- Unrealized gain or loss on marketable securities, net of tax		34
- Foreign currency translation		85,592
Stock compensation		2,507
Sale of treasury shares		1,933
Dividends		(46,092)

Equity under US GAAP at 31 December 2004		1,192,650

Net loss under US GAAP		(76,251)
Other comprehensive income (loss):
- Unrealized gain or loss on marketable securities, net of tax		43
- Additional minimum pension liability, net of tax		(433)
- Foreign currency translation		(81,655)
Stock compensation		1,242
Sale of treasury shares		1,107
Dividends		(36,661)

Equity under US GAAP at 31 December 2005		1,000,042

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
34	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)

Explanatory notes

The following statements summarise adjustments that reconcile net income and equity from that reported under IFRS to that which would have been reported had US GAAP been applied.

(a) Revenue recognition

In 2004, the United States Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin 104 which amended SAB 101. Under this guidance, revenue earned from non-refundable upfront charges and milestone payments related to license and supply arrangements is recognized over the estimated remaining life of the contract. Under IFRS, this revenue is recognised immediately upon receipt when no uncertainty as to collectibility exists.

(b) In-process research and development (“IPR&D”)

Under IFRS, the Group recognises IPR&D acquired as part of a business combination as a separate identifiable intangible asset apart from goodwill. The Group capitalises the related amount and amortises it over its estimated useful life beginning when the asset is available for use (upon completion of the IPR&D). Further, until the asset is available for use, the Group tests it for impairment on an annual basis by comparing its carrying amount to its estimated recoverable amount.

Under US GAAP, IPR&D is considered to be a separate asset that needs to be written-off immediately following an acquisition when the feasibility of the acquired research and development has not been fully tested and the technology has no alternative future use.

In 2004 and 2005 there was no amortisation of IPR&D under IFRS since the assets were not yet completed. In 2005 the Group recorded an impairment of IPR&D of USD 11,400 thousand under IFRS. The impairment related to Urecholine Buccal (USD 5,300 thousand) and Disulfiram (USD 6,100 thousand). This impairment was reversed under US GAAP since the IPR&D had already been written off at the date of acquisition.

(c) Goodwill

Under IFRS, the Group adopted the provisions of IFRS 3 on 1 January 2005. At that date, goodwill was assigned to cash generating units based on a combination of the source of the previously recognised goodwill and the relative fair values of the cash generating units at that date. Subsequent to 1 January 2005 goodwill is no longer subject to amortisation, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference. Under the transitional provisions of IFRS 3, this change in accounting policy was effective immediately for acquisitions made after 31 March 2004.

Under US GAAP, the Group records goodwill in accordance with FAS 142, Goodwill and Other Intangible Assets. The Group adopted the provisions of FAS 142 on 1 January 2002 and as a result, goodwill relating to purchase acquisitions and acquisitions of associated companies is no longer subject to amortisation subsequent to the date of adoption. At the date of adoption of FAS 142 the Group assigned goodwill to its US GAAP determined reporting units existing at 1 January 2002 taking into consideration a combination of the source of the previously recognised goodwill and the relative fair values of the relevant reporting units. At the date of adoption the Group also performed its transitional goodwill impairment test. On an annual basis thereafter the Group tests goodwill for impairment. At transition and for the years 2002 through 2005 there was no goodwill impairment under US GAAP.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
34	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)

(c) Goodwill (continued)
In 2004 under IFRS, the Group reversed amortization expense of USD 13,928 thousand, recognized under IFRS prior to the adoption of IFRS 3 on the Group’s IFRS goodwill. In 2005 the adjustment relates to US GAAP goodwill of USD 21,200 thousand that was assigned to the disposal of a portion of the Proprietary business. Under IFRS the goodwill that was assigned to the disposition was USD 7,004 thousand. The difference in goodwill amounts assigned under IFRS and US GAAP is due to the difference in fair values of reporting units (US GAAP) and cash generating units (IFRS), and therefore the amount of goodwill assigned, between the date of adoption of FAS 142 under US GAAP at 1 January 2002 and the date of adoption of IAS 36 at 1 January 2005.
(d) Deferred income on disposal of VoSpire
In October of 2005 the Group disposed of VoSpire to a third party in return for a payment of USD 32,000 thousand at the date of disposal. The Group may be entitled to a further maximum of USD 35,500 thousand in future periods conditional on the achievement of various milestones. As part of the disposal the Group also entered into a transitional supply arrangement for a period of four years during which time PLIVA will continue to supply VoSpire product to the third party until the third party arranges for another supplier.

Under IFRS the USD 32,000 thousand payment was recognized immediately since no uncertainty as to collectibility exists. Under US GAAP the Group deferred the USD 32,000 thousand payment and will also defer any milestone payments due under the arrangement and recognize them ratably over the remaining period of the arrangement (four years).
(e) License and similar rights
Under IFRS, the costs of the acquisition of licenses and similar rights through in-licensing agreements or from third parties were capitalised as intangible assets to the extent that future economic benefits were probable and will flow to the Group. Internal development costs are capitalised as intangible assets when the criteria specified in IAS 38 Intangibles Assets are satisfied and when it is probable that future economic benefit will flow to the Group. Under IFRS intangible assets are stated at cost less accumulated amortisation. Under US GAAP, all non-refundable costs incurred prior to obtaining regulatory approval are expensed.
For the years ended 31 December 2005 and 2004 the Group expensed USD 4,408 thousand and USD 11,360 thousand, respectively, for intangibles for license and similar rights under US GAAP that were capitalized under IFRS. For the years ended 31 December 2005 and 2004 under US GAAP the Group reversed USD 3,085 thousand and USD 1,840 thousand of related amortisation expense, respectively.
In 2005 under IFRS the Group recorded an impairment charge of USD 25,558 thousand related to a product in development. Under US GAAP the impairment charge was reversed as the asset did not qualify for capitalisation in prior periods and was expensed as incurred. Costs capitalised under IFRS related to this product in 2005 totaled USD 15,020 thousand. These costs had been expensed under US GAAP.
Also included in the adjustment for the twelve months ended 31 December 2004 is a USD 40,770 thousand write-off under US GAAP for payments made in 2004 related to SANCTURA prior to FDA approval being received. Under IFRS these amounts were capitalized since it was deemed probable that future economic benefits would flow to the Group. For the 12 months ended 31 December 2005 the adjustment includes the reversal of USD 40,770 of the loss recorded under IFRS upon disposal of SANCTURA. Under US GAAP the carrying value of SANCTURA was lower by USD 40,770 at the date of disposal.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
34	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)
(f) Restructuring
Under IFRS, a restructuring provision is recognised when the Group has approved a detailed formal plan, and the restructuring has either commenced or has been publicly announced. In addition, under IFRS a liability is recorded for an onerous contract in which the unavoidable costs of meeting the obligations under the contracts exceed the economic benefits expected to be received from the contract.
Under US GAAP, a restructuring charge is recorded when a detailed plan for exit costs has been developed and those costs relating to employee termination benefits have been developed in sufficient detail so that employees who may be subject to termination would be aware of the benefit they were to receive upon involuntary termination. US GAAP requires that significant changes in the plan are unlikely.
Furthermore, under US GAAP a liability associated with an exit activity is recognised when an event has occurred that creates a present obligation to transfer assets or provide services in the future that meets the definition of a liability. Under US GAAP, a restructuring provision is recognised and measured at its fair value at the communication date.
In addition, under US GAAP a liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity shall be recognised and measured at its fair value when the entity ceases using the right conveyed by the contract.
In 2005 and 2004 certain provisions of the restructuring accruals recorded under IFRS related to workforce reduction, certain other exit costs and onerous contracts did not meet the US GAAP requirements. Accordingly, these restructuring accruals were reversed and instead recognised as incurred upon the communication date or the date that the Group ceased using the asset under contract. Under US GAAP at 31 December 2005 and 2004 the Group has reversed restructuring accruals of USD 8,791 thousand and USD 650 thousand, respectively. The US GAAP adjustments that impact the balance sheet and income statement consist of the following:

	Provision for		Provision for
	restructuring		restructuring
	accruals under		accruals under US
	IFRS	Adjustments	GAAP
Balance at 31 December 2003	5,728	(1,147)	4,581
Increase made during the year	477	761	1,238
Provisions used during the year	(1,105)	—	(1,105)
Foreign exchange movements	189	(264)	(75)

Balance at 31 December 2004	5,289	(650)	4,639
Increase made during the year	60,481	(8,194)	52,287
Provisions used during the year	(40,329)	—	(40,329)
Foreign exchange movements	(513)	53	(460)

Balance at 31 December 2005	24,928	(8,791)	16,137
(g) Pension expense and other post-employment benefits
Under IFRS, defined benefit pension liabilities and pension expense are determined in a similar manner to US GAAP. However, under IFRS the Group adopted IAS 19, Employee Benefits from the year ended 31 December 2001.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
34	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)
(g) Pension expense and other post-employment benefits (continued)
Under US GAAP the Group adopted FAS 87, Employers’ Accounting for Pensions from the year ended 31 December 2003 since it was not feasible to apply FAS 87 on the effective date specified by the standard (the inception date of the plan was 1993). The different adoption dates gave rise to a different unrecognized actuarial loss as of 31 December 2004 and 2005 under IFRS versus US GAAP. However since this unrecognised amount is below the 10% corridor under both IFRS and US GAAP there is no difference in pension expense for the years ended 31 December 2004 and 2005.
Furthermore, under US GAAP and unlike IFRS, when the accumulated benefit obligation (“ABO”) exceeds the fair value of plan assets, a liability at least equal to the unfunded ABO must be recognised in the balance sheet. If an additional minimum liability (“AML”) is recognised, a contra amount is recognized first as an intangible asset up to the amount of unrecognised prior service costs, with any excess being reported in other comprehensive income. If the unfunded ABO is less than the liability already recognised, no further liability is recognised. The Group recorded an accumulated AML of USD 710 thousand, for the year ended 31 December 2005.
(h) Share-based compensation
The Group maintains several share-based employee compensation plans, which are described more fully in Note 27. As of 1 January 2005 the Group adopted IFRS 2. Prior to the adoption of IFRS 2, the Group did not record an expense related to the share-based payments in the income statement until such payments were settled. In accordance with the transitional provisions of IFRS 2, the standard has been applied retrospectively to all grants of share appreciation rights and share options that were granted after 7 November 2002 and that were not yet vested at 1 January 2005.
Under US GAAP, the Group has elected to apply FAS 123 Accounting for Stock-Based Compensation to all share-based awards since inception. Under FAS 123 employee stock option grants are expensed on a straight-line basis over the related option vesting period based on the fair value at the date the options were granted. Share appreciation rights are expensed based on intrinsic value at each reporting date. As a result under US GAAP the Group recorded less compensation expense for share-based compensation of USD 393 thousand in 2005 due to the difference between accounting for SARS under the intrinsic value method under US GAAP versus the fair value method under IFRS. In 2004 the additional share based compensation expense of USD 730 thousand under US GAAP consists of USD 886 more compensation expense for stock options granted prior to 7 November 2002 that were not yet vested at 31 December 2004 under US GAAP offset by USD 156 thousand less expense related to accounting for the SARS under the intrinsic value method under US GAAP.
(i) Early retirement program
In Germany the Group offers an early retirement program to its employees that provides an employee with the opportunity to work fulltime for a period of up to three years and receive fifty percent of his or her base salary for up to six years (i.e., including a period of up to three years of non-work), plus additional bonus payments during each of those six years. Under IFRS, the Group immediately accrued and expensed the full additional bonus payments for certain qualified employees who participate or are expected to participate in this program in future periods. Under US GAAP, the additional bonus payments are accrued over the employees’ remaining service lives for participating employees that signed an early retirement agreement. As a result, there was an increase to net equity of USD 561 thousand, USD 742 thousand and USD 746 thousand on 31 December 2005, 2004 and 2003, respectively.

PLIVA D.D.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
34	Significant differences between International Financial Reporting Standards (“IFRS”) and United States of America Generally Accepted Accounting Principles (“US GAAP”) (continued)
(j) Derivatives
Under IFRS the Group designates its interest rate swap as a fair value hedge at the inception of the arrangement. Since the Group did not apply US GAAP at the time of inception of the arrangement, it did not designate the swap as a hedge for purposes of US GAAP. Accordingly, under US GAAP, the interest rate swap does not qualify for hedge accounting.
(k) Minority interest
Under IFRS minority interest is included in the determination of the Group’s net income (loss) and total equity. Under US GAAP, minority interest is included in the determination of US GAAP net income (loss) and excluded from total equity.
(l) Other
Other adjustments include impairment reversals not allowed under US GAAP.
(m) Deferred taxes
Under IAS 12 (revised) Income Taxes and under US GAAP, unrealized profits resulting from intercompany transactions are eliminated from the carrying amount of assets, such as inventory. In accordance with IAS 12 (revised) the Group calculates the tax effect with reference to the local tax rate of the company that holds the inventory (the buyer) at period-end. However, US GAAP requires that the tax effect is calculated with reference to the local tax rate in the seller’s or manufacturer’s jurisdiction. The effect of this difference decreased US GAAP income in 2005 by USD 4,744 thousand and USD 172 thousand in 2004 and reduced equity by USD 4,824 thousand in 2005, USD 148 thousand in 2004 and increased equity by USD 23 thousand in 2003.
The deferred tax effect on US GAAP adjustments represents the tax effect for the temporary differences, resulting from US GAAP adjustments. The deferred tax effect on other US GAAP adjustments for 2005 resulted in additional income of USD 600 thousand and USD 640 thousand in 2004 and increased equity by USD 1,409 thousand in 2005, USD 617 thousand in 2004 and decreased equity by USD 23 thousand in 2003.
Discontinued Operations
Under IFRS, the Group classified the divestiture of VoSpire as a discontinued operation in all periods presented. Under US GAAP, since the Group will continue to supply VoSpire to the buyer for a period of four years, and the continuing cash flows are deemed to be significant, VoSpire would not be treated as a discontinued operation.
For US GAAP purposes, sales from discontinued operations are USD 17,087, and USD 0, in 2005 and 2004, respectively. The operating results of discontinued operations include loss on disposals of USD 88,213 thousand in 2005.
Under US GAAP, profit from sale of subsidiary, sale of assets and proceeds from litigation, amounting to USD 5,923 thousand and USD 15,889 for the periods ended 31 December 2005 and 2004, respectively, would be recorded under general and administrative expenses rather than other revenue under IFRS. Furthermore, under US GAAP rebates and discounts amounting to USD 24,682 thousand and USD 20,693 thousand for the periods ended 31 December 2005 and 2004, respectively, would be recorded under sales rather than as operating expenses under IFRS.